Exhibit 99.3

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

INDEX TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	2

Consolidated and Combined Statements of Financial Condition as of December 31, 2008 and 2007	4

Consolidated and Combined Statements of Operations for the Years Ended December 31, 2008, 2007 and 2006	5

Consolidated and Combined Statements of Changes in Partners’ Capital for the Years Ended

December 31, 2008, 2007 and 2006	6

Consolidated and Combined Statements of Cash Flows for the Years Ended December 31, 2008, 2007 and 2006	9

Notes to Consolidated and Combined Financial Statements	11

Report of Independent Registered Public Accounting Firm

To the General Partner and Unitholders of The Blackstone Group L.P.:

We have audited the accompanying consolidated and combined statements of financial condition of The Blackstone Group L.P. and subsidiaries (“Blackstone”) as of December 31, 2008 and 2007, and the related consolidated and combined statements of operations, changes in partners’ capital, and cash flows for each of the three years in the period ended December 31, 2008. We also have audited Blackstone’s internal control over financial reporting as of December 31, 2008, based on criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Blackstone’s management is responsible for these financial statements, for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management’s Report on Internal Control Over Financial Reporting. Our responsibility is to express an opinion on these financial statements and an opinion on Blackstone’s internal control over financial reporting based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

A company’s internal control over financial reporting is a process designed by, or under the supervision of, the company’s principal executive and principal financial officers, or persons performing similar functions, and effected by the company’s board of directors, management, and other personnel to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of the inherent limitations of internal control over financial reporting, including the possibility of collusion or improper management override of controls, material misstatements due to error or fraud may not be prevented or detected on a timely basis. Also, projections of any evaluation of the effectiveness of the internal control over financial reporting to future periods are subject to the risk that the controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, the consolidated and combined financial statements referred to above present fairly, in all material respects, the financial position of The Blackstone Group L.P. and subsidiaries as of December 31, 2008 and 2007, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2008, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, Blackstone maintained, in all material respects, effective internal control over financial reporting as of December 31, 2008, based on the criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

As discussed in Note 18 to the consolidated and combined financial statements, the accompanying 2008 financial statements have been retrospectively adjusted for the effects of the adoption of (1) Statement of Financial Accounting Standard No. 160, Noncontrolling Interests in Consolidated Financial Statements–an amendment of Accounting Research Bulletin No. 51, and (2) FASB Staff Position EITF No. 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities.

/s/ Deloitte & Touche LLP

New York, New York

February 27, 2009 (August 10, 2009 as to the effects of the adoption of Statement of Financial Accounting Standard No. 160, Noncontrolling Interests in Consolidated Financial Statements–an amendment of Accounting Research Bulletin No. 51, and FASB Staff Position EITF No. 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities)

THE BLACKSTONE GROUP L.P.

Consolidated and Combined Statements of Financial Condition

(Dollars in Thousands, Except Unit Data)

	December 31, 2008	December 31, 2007
Assets
Cash and Cash Equivalents	$503,737	868,629
Cash Held by Blackstone Funds and Other	907,324	163,696
Investments	2,830,942	7,145,156
Accounts Receivable	312,067	213,086
Due from Brokers	48,506	812,250
Investment Subscriptions Paid in Advance	1,916	36,698
Due from Affiliates	861,434	855,854
Intangible Assets, Net	1,077,526	604,681
Goodwill	1,703,602	1,597,474
Other Assets	169,555	99,366
Deferred Tax Assets	845,578	778,355

Total Assets	$9,262,187	$13,175,245

Liabilities and Partners’ Capital
Loans Payable	$387,000	130,389
Amounts Due to Non-Controlling Interest Holders	1,103,423	269,901
Securities Sold, Not Yet Purchased	894	1,196,858
Due to Affiliates	1,285,577	831,609
Accrued Compensation and Benefits	413,459	188,997
Accounts Payable, Accrued Expenses and Other Liabilities	180,259	273,206

Total Liabilities	3,370,612	2,890,960

Commitments and Contingencies

Redeemable Non-Controlling Interests in Consolidated Entities	362,462	2,438,266

Partners’ Capital
Partners’ Capital (common units: 273,891,358 issued and 272,998,484 outstanding as of December 31, 2008; 260,471,862 issued and 259,826,700 outstanding as of December 31, 2007)	3,509,448	4,226,500
Accumulated Other Comprehensive Income (Loss)	(291)	345
Non-Controlling Interests in Consolidated Entities	198,197	515,886
Non-Controlling Interests in Blackstone Holdings	1,821,759	3,103,288

Total Partners’ Capital	5,529,113	7,846,019

Total Liabilities and Partners’ Capital	$9,262,187	$13,175,245

See notes to consolidated and combined financial statements.

THE BLACKSTONE GROUP L.P.

Consolidated and Combined Statements of Operations

(Dollars in Thousands, Except Unit and Per Unit Data)

	Year Ended December 31,
	2008	2007	2006
Revenues
Management and Advisory Fees	$1,476,357	$1,566,047	1,077,139
Performance Fees and Allocations	(1,247,320)	1,126,640	1,267,764
Investment Income (Loss)	(622,877)	333,762	259,736
Interest Income and Other	44,479	23,699	12,790

Total Revenues	(349,361)	3,050,148	2,617,429

Expenses
Compensation and Benefits	3,859,787	2,256,647	250,067
Interest	23,008	32,080	36,932
General, Administrative and Other	440,776	324,200	122,395
Fund Expenses	63,031	151,917	143,695

Total Expenses	4,386,602	2,764,844	553,089

Other Income (Loss)
Net Gains (Losses) from Fund Investment Activities	(872,336)	5,423,132	6,090,145

Income (Loss) Before Provision (Benefit) for Taxes	(5,608,299)	5,708,436	8,154,485

Provision (Benefit) for Taxes	(14,145)	47,693	31,934

Net Income (Loss)	(5,594,154)	5,660,743	8,122,551

Net Income (Loss) Attributable to Redeemable Non-Controlling Interests in Consolidated Entities	(632,495)	628,354	593,328

Net Income (Loss) Attributable to Non-Controlling Interests in Consolidated Entities	(159,828)	4,510,881	5,263,018

Net Income (Loss) Attributable to Non-Controlling Interests in Blackstone Holdings	(3,638,799)	857,022	2,266,205

Net Income (Loss) Attributable to The Blackstone Group L.P.	$(1,163,032)	$(335,514)	$—

Net Loss Attributable to The Blackstone Group L.P. Per Common Unit—Basic and Diluted
Common Units Entitled to Priority Distributions	$(4.32)	$(1.28)

Common Units Not Entitled to Priority Distributions	$(3.06)

Weighted-Average Common Units Outstanding—Basic and Diluted
Common Units Entitled to Priority Distributions	266,876,031	262,810,720

Common Units Not Entitled to Priority Distributions	1,501,373

Revenues Earned from Affiliates
Management and Advisory Fees	$188,276	$594,967	$405,345

See notes to consolidated and combined financial statements.

THE BLACKSTONE GROUP L.P.

Consolidated and Combined Statements of Changes in Partners’ Capital

(Dollars in Thousands Except Unit Data)

	The Blackstone Group L.P. Unitholders
	Common Units	Partners’ Capital	Accumulated Other Comprehensive Income (Loss)	Non- Controlling Interests in Consolidated Entities	Non- Controlling Interests in Blackstone Holdings	Total Partners’ Capital	Redeemable Non- Controlling Interests in Consolidated Entities	Comprehensive Income (Loss)
Balance at December 31, 2005	—	$—	$6,196	$12,879,650	$1,818,749	$14,704,595	$4,333,758
Net Income	—	—	—	5,263,017	2,266,205	7,529,223	593,328	$8,122,551
Currency Translation Adjustment	—	—	4,098	—	—	4,098	—	4,098
Net Unrealized Loss on Cash Flow Hedges	—	—	(20)	—	—	(20)	—	(20)
Capital Contributions	—	—	—	10,753,205	212,594	10,965,798	1,652,841	—
Capital Distributions	—	—	—	(6,161,422)	(1,584,944)	(7,746,366)	(144,210)	—
Transfer of Non-Controlling Interests in Consolidated Entities	—	—	—	—	—	—	(375,273)

Balance at December 31, 2006	—	—	10,274	22,734,450	2,712,604	25,457,328	6,060,444	$8,126,629

Net Income	—	—	—	4,533,944	1,958,751	6,492,695	644,103	$7,136,798
Currency Translation Adjustment	—	—	(191)	13,635	—	13,444	—	13,444
Net Unrealized Loss on Cash Flow Hedges	—	—	(6,930)	—	—	(6,930)	—	(6,930)
Capital Contributions	—	—	—	5,740,798	233,659	5,974,457	1,419,261	—
Capital Distributions	—	—	—	(5,209,141)	(2,492,352)	(7,701,493)	(429,311)	—
Relinquished in Deconsolidation of Partnership	—	—	—	(26,782,715)	—	(26,782,715)	—	—
Elimination of Non-Contributed Entities	—	—	(2,803)	—	(161,103)	(163,906)	—	—
Transfer of Non-Controlling Interests in Consolidated Entities	—	35,276	—	(506,186)	(35,276)	(506,186)	(139,241)	—

Balance at June 18, 2007	—	35,276	350	524,785	2,216,283	2,776,694	7,555,256	7,143,312

continued...

See notes to consolidated and combined financial statements.

THE BLACKSTONE GROUP L.P.

Consolidated and Combined Statements of Changes in Partners’ Capital

(Dollars in Thousands Except Unit Data)

	The Blackstone Group L.P. Unitholders
	Common Units	Partners’ Capital	Accumulated Other Comprehensive Income (Loss)	Non- Controlling Interests in Consolidated Entities	Non- Controlling Interests in Blackstone Holdings	Total Partners’ Capital	Redeemable Non- Controlling Interests in Consolidated Entities	Comprehensive Income (Loss)
Balance at June 19, 2007	—	$35,276	$350	$524,785	$2,216,283	$2,776,694	$7,555,256	$7,143,312
Net Loss	—	(335,514)	—	(23,063)	(1,101,729)	(1,460,306)	(15,749)	(1,476,055)
Currency Translation	—	—	(5)	551	—	546	—	546
Capital Contributions	—	—	—	128,361	—	128,361	223,336	—
Capital Distributions	—	(78,794)	—	(96,455)	(49,906)	(225,155)	91,133	—
Relinquished in Deconsolidation of Partnership	—	—	—	—	—	—	(5,415,730)	—
Elimination of Non-Contributed Entities	—	—	—	140,167	—	140,167	—	—
Transfer of Non-Controlling Interests in Consolidated Entities	—	1,174,367	—	(158,460)	(1,549,866)	(533,959)	20	—
Issuance of Units in Initial Public Offering, Net of Issuance Costs	153,333,334	4,501,240	—	—	—	4,501,240	—	—
Issuance of Units to Beijing Wonderful Investments	101,334,234	3,000,000	—	—	—	3,000,000	—	—
Purchase of Interests from Certain Non-Controlling Interest Holders	—	(4,570,756)	—	—	—	(4,570,756)	—	—
Purchase Price due to the Reorganization of the Partnership	—	—	—	—	2,255,804	2,255,804	—	—
Deferred Tax Effects Resulting from Acquisition of Ownership Interests	—	111,876	—	—	—	111,876	—	—
Equity-based Compensation	—	404,850	—	—	1,332,702	1,737,552	—	—
Net Delivery of Vested Common Units	5,804,294	—	—	—	—	—	—	—
Repurchase of Common Units	(645,162)	(16,045)	—	—	—	(16,045)	—	—

Balance at December 31, 2007	259,826,700	4,226,500	345	515,886	3,103,288	7,846,019	2,438,266	$5,667,803

continued...

See notes to consolidated and combined financial statements.

THE BLACKSTONE GROUP L.P.

Consolidated and Combined Statements of Changes in Partners’ Capital

(Dollars in Thousands Except Unit Data)

	The Blackstone Group L.P. Unitholders
	Common Units	Partners’ Capital	Accumulated Other Comprehensive Income (Loss)	Non-Controlling Interests in Consolidated Entities	Non-Controlling Interests in Blackstone Holdings	Total Partners’ Capital	Redeemable Non- Controlling Interests in Consolidated Entities	Comprehensive Income (Loss)
Balance at December 31, 2007	259,826,700	$4,226,500	$345	$515,886	$3,103,288	$7,846,019	$2,438,266	$5,667,803

Net Loss	—	(1,163,032)	—	(159,828)	(3,638,799)	(4,961,659)	(632,495)	$(5,594,153)
Currency Translation Adjustment	—	—	(636)	(532)	—	(1,168)	—	(1,168)
Capital Contributions	—	—	—	76,884		76,884	317,884	—
Capital Distributions	—	(319,897)	—	(128,217)	(410,104)	(858,218)	(749,233)	—
Relinquished in Deconsolidation of Partnership	—	—	—	—		—	(612,088)	—
Issuance of Blackstone Holdings Partnership Units for GSO Acquisition	—	14,307	—	—	266,093	280,400	—	—
Purchase of Interests from Certain Non-Controlling Interest Holders	—	(74,278)	—	—	(19,512)	(93,790)	—	—
Deferred Tax Effects Resulting from Acquisition of Ownership Interests	—	5,164	—	—	—	5,164	—	—
Equity-based Compensation	—	818,076	—	—	2,473,236	3,291,312	—	—
Net Delivery of Vested Common Units	4,601,493	(26,525)	—	—	—	(26,525)	—	—
Repurchase of Common Units	(902,874)	(5,338)	—	—	—	(5,338)	—	—
Conversion of Blackstone	9,473,165	34,471	—	—	(34,471)	—	—	—
Allocation of Taxes Attributable to Non- Controlling Interest in Blackstone Holdings	—	—	—	—	—	—	—	—
Adjustment to Pre-IPO Reorganization Purchase Price	—	—	—	—	82,028	82,028	—	—
Certain Partners Allocations of Blackstone Profit Sharing Arrangements		—	—	(226,870)	—	(226,870)	—	—
Consolidation of Partnership	—	—	—	—	—	—	159,031	—
Payable to Non-Controlling Interest Holders due to Consolidated Blackstone Funds in Liquidation	—	—	—	—	—	—	(649,091)	—
Acquisition of Consolidated Blackstone Funds				120,874	—	120,874	90,188	—

Balance at December 31, 2008	272,998,484	$3,509,448	$(291)	$198,197	$1,821,759	$5,529,113	$362,462	$(5,595,321)

See notes to consolidated and combined financial statements.

THE BLACKSTONE GROUP L.P.

Consolidated and Combined Statements of Cash Flows

(Dollars in Thousands)

	Year Ended December 31,
	2008	2007	2006
Operating Activities
Net Income (Loss)	$(5,594,154)	$5,660,743	$8,122,551
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by Operating Activities:
Blackstone Funds Related:
Unrealized Depreciation (Appreciation) on Investments Allocable to Non-Controlling Interests in Consolidated Entities	680,555	(2,537,918)	(1,905,681)
Net Realized (Gains) Losses on Investments	164,726	(3,800,137)	(5,054,995)
Changes in Unrealized (Gains) Losses on Investments Allocable to Blackstone Group	624,061	(13,630)	(585,555)
Non-Cash Performance Fees and Allocations	1,086,058	(187,070)	—
Equity-Based Compensation Expense	3,302,617	1,765,188	—
Intangible Amortization	153,237	117,607	—
Other Non-Cash Amounts Included in Net Income	19,688	11,221	(41,929)
Cash Flows Due to Changes in Operating Assets and Liabilities:
Cash Held by Blackstone Funds and Other	(743,628)	643,410	(447,068)
Cash Relinquished with Deconsolidation of Partnership	(1,092)	(884,480)	—
Due from Brokers	763,744	(414,053)	(398,196)
Accounts Receivable	45,281	337,824	(431,044)
Due from Affiliates	(185,314)	(969,055)	(76,700)
Other Assets	(31,552)	(54,647)	(21,252)
Accrued Compensation and Benefits	157,528	95,059	20,257
Accounts Payable, Accrued Expenses and Other Liabilities	845,527	265,729	38,470
Due to Affiliates	182,090	805,687	47,665
Amounts Due to Non-Controlling Interest Holders	(48,630)	7,659	113,188
Blackstone Funds Related:
Investments Purchased	(30,242,498)	(33,655,862)	(14,638,659)
Cash Proceeds from Sale of Investments	30,712,191	31,956,429	10,862,334

Net Cash Provided by (Used In) Operating Activities	1,890,435	(850,296)	(4,396,614)

Investing Activities
Purchase of Furniture, Equipment and Leasehold Improvements	(50,113)	(32,307)	(24,190)
Elimination of Cash for Non-Contributed Entities	—	(23,292)	—
Cash Paid for Acquisition, Net of Cash Acquired	(336,571)	—	—
Changes in Restricted Cash	5,004	—	—

Net Cash Used in Investing Activities	(381,680)	(55,599)	(24,190)

Financing Activities
Issuance of Common Units in Initial Public Offering and to Beijing Wonderful Investments	—	7,501,240	—
Distributions to Non-Controlling Interest Holders in Consolidated Entities	(2,124,621)	(5,731,806)	(6,653,590)
Contributions from Non-Controlling Interest Holders in Consolidated Entities	520,494	7,132,074	12,321,339
Contributions from Predecessor Owners	—	583,773	212,594
Distributions to Predecessor Owners	—	(2,932,918)	(1,551,957)
Purchase of Interests from Certain Non-Controlling Interest Holders	(109,834)	(4,570,756)	—
Net Settlement of Vested Common Units and Repurchase of Common Units	(31,863)	(16,045)	—

continued…

See notes to consolidated and combined financial statements.

THE BLACKSTONE GROUP L.P.

Consolidated and Combined Statements of Cash Flows

(Dollars in Thousands)

	Year Ended December 31,
	2008	2007	2006
Proceeds from Loans Payable	$1,172,236	$5,254,787	$7,634,786
Repayment of Loans Payable	(980,162)	(5,497,113)	(7,499,857)
Distributions to Common Unitholders	(319,897)	(78,794)	—

Net Cash Provided by (Used in) Financing Activities	(1,873,647)	1,644,442	4,463,315

Effect of Exchange Rate Changes on Cash and Cash Equivalents	—	639	518

Net Increase (Decrease) in Cash and Cash Equivalents	(364,892)	739,186	43,029
Cash and Cash Equivalents, Beginning of Period	868,629	129,443	86,414

Cash and Cash Equivalents, End of Period	$503,737	$868,629	$129,443

Supplemental Disclosure of Cash Flows Information
Payments for Interest	$22,038	$60,326	$79,469

Payments for Income Taxes	$46,880	$75,899	$19,669

Supplemental Disclosure of Non-Cash Operating Activities
Net Activities Related to Investment Transactions of Consolidated Blackstone Funds	$—	$—	$2,119,246

Supplemental Disclosure of Non-Cash Financing Activities
Non-Cash Distributions to Non-Controlling Interest Holders	$—	$(22,169)	$138,967

Non-Cash Distributions to Partners	$—	$49,763	$32,987

Net Activities Related to Capital Transactions of Consolidated Blackstone Funds	$—	$—	$2,241,660

Elimination of Capital of Non-Contributed Entities	$—	$118,947	$—

Elimination of Non-Controlling Interests of Non-Contributed Entities	$—	$163,906	$—

Transfer of Partners’ Capital to Non-Controlling Interests	$—	$2,216,284	$—

Distribution Payable to Predecessor Owners	$—	$65,995	$—

Settlement of Vested Common Units	$170,626	$—	$—

Conversion of Blackstone Holdings Units to Common Units	$34,471	$—	$—

Reorganization of the Partnership:
Goodwill as a Result of Reorganization
Intangibles as a Result of Reorganization
Accounts Payable, Accrued Expenses and Other Liabilities	$(82,028)	$(2,255,804)	$—

Non-Controlling Interest in Consolidated Entities	$82,028	$2,255,804	$—

Exchange of Founders and Senior Managing Directors’ Interests in Blackstone Holdings:
Deferred Tax Asset	$(34,427)	$(745,837)	$—

Due to Affiliates	$29,263	$633,961	$—

Partners’ Capital	$5,164	$111,876	$—

Acquisition of GSO Capital Partners LP - Units Issued	$280,400	$—	$—

See notes to consolidated and combined financial statements.

THE BLACKSTONE GROUP L.P.

Notes to Consolidated and Combined Financial Statements

(All Dollars Are in Thousands, Except Unit and Per Unit Data, Except Where Noted)

1.	ORGANIZATION AND BASIS OF PRESENTATION

The Blackstone Group L.P. (the “Partnership”), together with its consolidated subsidiaries (collectively, “Blackstone”), is a leading global alternative asset manager and provider of financial advisory services. The alternative asset management businesses include the management of corporate private equity funds, real estate funds, funds of hedge funds, credit-oriented funds, collateralized loan obligation (“CLO”) vehicles and publicly traded closed-end mutual funds and related entities that invest in such funds, collectively referred to as the “Blackstone Funds.” “Carry Funds” refers to the corporate private equity funds, real estate funds and certain of the credit-oriented funds that are managed by Blackstone. Blackstone also provides various financial advisory services, including corporate and mergers and acquisitions advisory, restructuring and reorganization advisory and fund placement services.

Basis of Presentation – The accompanying consolidated and combined financial statements include (1) subsequent to the reorganization as described below, the consolidated accounts of Blackstone, and (2) prior to the reorganization the entities engaged in the above businesses under the common ownership of the two founders of Blackstone, Stephen A. Schwarzman and Peter G. Peterson, Blackstone’s other senior managing directors and selected other individuals engaged in some of Blackstone’s businesses, personal planning vehicles beneficially owned by the families of these individuals and a subsidiary of American International Group, Inc. (“AIG”), collectively referred to as the “predecessor owners”. “Founders” refers to Stephen A. Schwarzman and Peter G. Peterson for periods prior to Mr. Peterson’s retirement from Blackstone on December 31, 2008 and Stephen A. Schwarzman only for periods thereafter.

Certain of the Blackstone Funds are included in the consolidated and combined financial statements of the Partnership. Consequently, the consolidated and combined financial statements of the Partnership reflect the assets, liabilities, revenues, expenses and cash flows of these consolidated Blackstone Funds on a gross basis. The majority economic ownership interests in these funds are reflected as Redeemable Non-Controlling Interests in Consolidated Entities and Non-Controlling Interests in Consolidated Entities in the consolidated and combined financial statements. The consolidation of these Blackstone Funds has no net effect on the Partnership’s Net Income (Loss) or Partners’ Capital.

The Partnership’s interest in Blackstone Holdings (see “Reorganization of the Partnership” below) is within the scope of the Emerging Issues Task Force (“EITF”) Issue No. 04-5, Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights (“EITF 04-5”). Although the Partnership has a minority economic interest in Blackstone Holdings, it has a majority voting interest and controls the management of Blackstone Holdings. Additionally, although the Blackstone Holdings’ limited partners hold a majority economic interest in Blackstone Holdings, they do not have the right to dissolve the partnership or have substantive kick-out rights or participating rights that would overcome the presumption of control by the Partnership. Accordingly, the Partnership consolidates Blackstone Holdings and records non-controlling interest for the economic interests of limited partners of the Blackstone Holdings partnerships.

Certain prior period financial statement balances have been reclassified to conform to the current presentation.

Reorganization of the Partnership – The Partnership was formed as a Delaware limited partnership on March 12, 2007. The Partnership is managed and operated by its general partner, Blackstone Group Management L.L.C., which is in turn wholly-owned and controlled by one of our founders, Stephen A. Schwarzman, and Blackstone’s other senior managing directors.

Blackstone’s business was historically conducted through a large number of entities as to which there was no single holding entity but which were separately owned by its predecessor owners. In order to facilitate the initial public offering, as described in further detail below, the predecessor owners completed a reorganization as of the close of business on June 18, 2007 (the “Reorganization”) whereby, with certain limited exceptions, each of the

THE BLACKSTONE GROUP L.P.

Notes to Consolidated and Combined Financial Statements

(All Dollars Are in Thousands, Except Unit and Per Unit Data, Except Where Noted)

operating entities of the predecessor organization and the intellectual property rights associated with the Blackstone name, were contributed (“Contributed Businesses”) to five newly-formed holding partnerships (Blackstone Holdings I L.P., Blackstone Holdings II L.P., Blackstone Holdings III L.P., Blackstone Holdings IV L.P. and Blackstone Holdings V L.P.) or sold to wholly-owned subsidiaries of the Partnership (which in turn contributed them to the five Blackstone Holding entities described above). The Partnership, through wholly-owned subsidiaries, is the sole general partner of each of the Blackstone Holdings partnerships.

On January 1, 2009, in order to simplify Blackstone’s structure and ease the related administrative burden and costs, Blackstone effected an internal restructuring to reduce the number of holding partnerships from five to four by causing Blackstone Holdings III L.P. to transfer all of its assets and liabilities to Blackstone Holdings IV L.P. In connection therewith, Blackstone Holdings IV L.P. was renamed Blackstone Holdings III L.P. and Blackstone Holdings V L.P. was renamed Blackstone Holdings IV L.P. The economic interests of The Blackstone Group L.P. in Blackstone’s business remains entirely unaffected. “Blackstone Holdings” refers to the five holding partnerships prior to the January 2009 reorganization and the four holdings partnerships subsequent to the January 2009 reorganization.

The Reorganization was accounted for as an exchange of entities under common control for the interests in the Contributed Businesses which were contributed by the Founders and the other senior managing directors (collectively, the “Control Group”) and as an acquisition of non-controlling interests using the purchase method of accounting for all the predecessor owners other than the Control Group pursuant to Statement of Financial Accounting Standard (“SFAS”) No. 141, Business Combinations (“SFAS No. 141”).

Blackstone also entered into an exchange agreement with holders of partnership units in Blackstone Holdings (other than the Partnership’s wholly-owned subsidiaries) so that these holders, subject to the vesting, minimum retained ownership requirements and transfer restrictions set forth in the partnership agreements of the Blackstone Holdings partnerships, may up to four times each year exchange their Blackstone Holdings Partnership Units for Blackstone Common Units on a one-for-one basis, subject to customary conversion rate adjustments for splits, unit distributions and reclassifications. Until the Blackstone Common Units issued in such exchanges are transferred to third parties, they will forego any priority distributions under Blackstone’s cash distribution policy as described in Note 10. A Blackstone Holdings limited partner must exchange one partnership unit in each of the four Blackstone Holdings partnerships to effect an exchange for one common unit in the Partnership. The terms “Blackstone Holdings Partnership Unit” or “partnership unit in/of Blackstone Holdings” refer collectively to a partnership unit in each of the Blackstone Holdings partnerships.

Undistributed earnings of the Contributed Businesses through the date of the Reorganization inured to the benefit of the predecessor owners.

Initial Public Offering – On June 27, 2007, the Partnership completed the initial public offering (“IPO”) of its common units representing limited partner interests in the Partnership. Upon the completion of the IPO, public investors indirectly owned approximately 14.1% of the equity in Blackstone. Concurrently with the IPO, the Partnership completed the sale of non-voting common units, representing approximately 9.3% of the equity in Blackstone, to Beijing Wonderful Investments, an investment vehicle subsequently transferred to China Investment Corporation. On October 28, 2008, the agreement with Beijing Wonderful Investments was amended whereby it, and certain of its affiliates, are restricted in the future from engaging in the purchase of Blackstone common units that would result in its aggregate beneficial ownership in Blackstone on a fully-diluted (as-converted) basis exceeding 12.5%, an increase from 10% at the date of the IPO. In addition, Blackstone common units that Beijing Wonderful Investments or its affiliates own in excess of 10% aggregate beneficial ownership in Blackstone on a fully-diluted (as-converted) basis are not subject to any restrictions on transfer but are non-voting while held by Beijing Wonderful Investments or its affiliates.

The Partnership contributed the proceeds from the IPO and the sale of non-voting common units to Beijing Wonderful Investments to its wholly-owned subsidiaries, which in turn used these proceeds to (1) purchase interests in the Contributed Businesses from the predecessor owners (which interests were then contributed to Blackstone

THE BLACKSTONE GROUP L.P.

Notes to Consolidated and Combined Financial Statements

(All Dollars Are in Thousands, Except Unit and Per Unit Data, Except Where Noted)

Holdings in exchange for newly-issued Blackstone Holdings Partnership Units) and (2) purchase additional newly-issued Blackstone Holdings Partnership Units from Blackstone Holdings.

Consolidation and Deconsolidation of Blackstone Funds – In accordance with accounting principles generally accepted in the United States of America (“GAAP”), a number of the Blackstone Funds were historically consolidated into Blackstone’s combined financial statements.

Concurrently with the Reorganization, the Contributed Businesses that act as a general partner of a consolidated Blackstone Fund (with the exception of Blackstone’s then existing proprietary hedge funds and four of the funds of hedge funds) took the necessary steps to grant rights to the unaffiliated investors in each respective fund to provide that a simple majority of the fund’s unaffiliated investors will have the right, without cause, to remove the general partner of that fund or to accelerate the liquidation date of that fund in accordance with certain procedures. The granting of these rights resulted in the deconsolidation of such investment funds from the Partnership’s consolidated financial statements and the accounting of Blackstone’s interest in these funds under the equity method. With the exception of certain funds of hedge funds, hedge funds and credit-oriented funds, these rights became effective on June 27, 2007 for all Blackstone Funds where these rights were granted. The effective date of these rights for the applicable funds of hedge funds was July 1, 2007. The consolidated results of these funds have been reflected in the Partnership’s consolidated and combined financial statements up to the effective date of these rights.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting – The consolidated and combined financial statements are prepared in accordance with GAAP.

Principles of Consolidation – The Partnership’s policy is to combine, or consolidate, as appropriate, those entities in which it, through Blackstone personnel, have control over significant operating, financial or investing decisions of the entity.

For Blackstone Funds that are determined to be variable interest entities (“VIE”), Blackstone consolidates those entities where it absorbs a majority of the expected losses or a majority of the expected residual returns, or both, of such entities pursuant to the requirements of Financial Accounting Standards Board (“FASB”) Interpretation No. 46 (Revised December 2003), Consolidation of Variable Interest Entities – an interpretation of ARB 51 (“FIN 46(R)”). At each reporting date, Blackstone assesses whether it continues to, or has begun to, absorb such majorities and will appropriately consolidate a VIE. Blackstone’s other disclosures regarding VIEs are discussed in Note 4. In addition, Blackstone consolidates those entities it controls through a majority voting interest or otherwise, including those Blackstone Funds in which the general partner is presumed to have control over them pursuant to FASB Emerging Issues Task Force (“EITF”) Issue No. 04-5, Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights (“EITF 04-5”). The provisions under both FIN 46 (R) and EITF 04-5 have been applied retrospectively to prior periods. Intercompany transactions and balances have been eliminated.

For operating entities over which the Partnership exercises significant influence but which do not meet the requirements for consolidation, the Partnership uses the equity method of accounting whereby it records its share of the underlying income or losses of these entities.

Use of Estimates – The preparation of the consolidated and combined financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated and combined financial statements and the reported amounts of revenues, expenses and other income during the reporting periods. Actual results could differ from those estimates and such differences could be material to the consolidated and combined financial statements.

THE BLACKSTONE GROUP L.P.

Notes to Consolidated and Combined Financial Statements

(All Dollars Are in Thousands, Except Unit and Per Unit Data, Except Where Noted)

Cash and Cash Equivalents – The Partnership considers all highly liquid short term investments with original maturities of 90 days or less when purchased to be cash equivalents.

Cash Held by Blackstone Funds and Other – Cash Held by Blackstone Funds and Other consists of cash and cash equivalents held by the Blackstone Funds which, although not legally restricted, is not available to fund the general liquidity needs of Blackstone and cash held by certain general partner entities.

Investments, At Fair Value – The Blackstone Funds are, for GAAP purposes, investment companies under the AICPA Audit and Accounting Guide Investment Companies that reflect their investments, including majority-owned and controlled investments (the “Portfolio Companies”) as well as Securities Sold, Not Yet Purchased at fair value. The Partnership has retained the specialized accounting for the Blackstone Funds pursuant to EITF Issue No. 85-12, Retention of Specialized Accounting for Investments in Consolidation (“EITF 85-12”). Thus, such consolidated funds’ investments are reflected on the Consolidated Statements of Financial Condition at fair value, with unrealized gains and losses resulting from changes in fair value reflected as a component of Net Gains (Losses) from Fund Investment Activities in the Consolidated and Combined Statements of Operations. Fair value is the amount that would be received to sell an asset or paid to transfer a liability, in an orderly transaction between market participants at the measurement date (i.e., the exit price).

The fair value of the Partnership’s Investments and Securities Sold, Not Yet Purchased are based on observable market prices when available. Such prices are based on the last sales price on the measurement date, or, if no sales occurred on such date, at the close of business “bid” price and if sold short, at the “ask” price or at the “mid” price depending on the facts and circumstances. Futures and options contracts are valued based on closing market prices. Forward and swap contracts are valued based on market rates or prices obtained from recognized financial data service providers.

A significant number of the investments, including our carry fund investments, have been valued by the Partnership, in the absence of observable market prices, using the valuation methodologies described below. Additional information regarding these investments is provided in Note 4 to the consolidated and combined financial statements. For some investments, little market activity may exist; management’s determination of fair value is then based on the best information available in the circumstances and may incorporate management’s own assumptions, including appropriate risk adjustments for nonperformance and liquidity risks. The Partnership estimates the fair value of investments when market prices are not observable as follows:

Corporate private equity, real estate and debt investments – For investments for which observable market prices do not exist, such investments are reported at fair value as determined by the Partnership. Fair value is determined by reference to projected net earnings, earnings before interest, taxes, depreciation and amortization (“EBITDA”) and balance sheets, public market or private transactions, valuations for comparable companies and other measures which, in many cases, are unaudited at the time received. With respect to real estate investments, in determining fair values management considered projected operating cash flows and balance sheets, sales of comparable assets, if any, and replacement costs among other measures. The methods used to estimate the fair value of private investments include the discounted cash flow method and/or capitalization rates (“cap rates”) analysis. Valuations may also be derived by reference to observable valuation measures for comparable companies or assets (e.g., multiplying a key performance metric of the investee company or asset, such as EBITDA, by a relevant valuation multiple observed in the range of comparable companies or transactions), adjusted by management for differences between the investment and the referenced comparables and in some instances by reference to option pricing models or other similar methods. Corporate private equity and real estate investments may also be valued at cost for a period of time after an acquisition as the best indicator of fair value. These valuation methodologies involve a significant degree of management judgment.

Funds of hedge funds – Blackstone Funds’ direct investments in hedge funds (“Investee Funds”) are stated at fair value, based on the information provided by the Investee Funds which reflects the Partnership’s share of the fair value of the net assets of the investment fund. If the Partnership determines, based on its own due diligence and investment procedures, that the valuation for any Investee Fund based on information provided by the Investee

THE BLACKSTONE GROUP L.P.

Notes to Consolidated and Combined Financial Statements

(All Dollars Are in Thousands, Except Unit and Per Unit Data, Except Where Noted)

Fund’s management does not represent fair value, the Partnership will estimate the fair value of the Investee Fund in good faith and in a manner that it reasonably chooses, in accordance with its valuation policies.

In certain cases, debt and equity securities are valued on the basis of prices from an orderly transaction between market participants provided by reputable dealers or pricing services. In determining the value of a particular investment, pricing services may use certain information with respect to transactions in such investments, quotations from dealers, pricing matrixes, market transactions in comparable investments and various relationships between investments.

Certain Blackstone Funds sell securities that they do not own, and will therefore be obligated to purchase such securities at a future date. The value of an open short position is recorded as a liability, and the fund records unrealized appreciation or depreciation to the extent of the difference between the proceeds received and the value of the open short position. The applicable Blackstone Fund records a realized gain or loss when a short position is closed. By entering into short sales, the applicable Blackstone Fund bears the market risk of increases in value of the security sold short. The unrealized appreciation or depreciation as well as the realized gain or loss associated with short positions is included in the Consolidated and Combined Statements of Operations as Net Gains (Losses) from Fund Investment Activities.

Securities transactions are recorded on a trade date basis.

Equity Method Investments – Blackstone’s general partner interests in the applicable Blackstone Funds are within the scope of EITF 04-5. Historically, Blackstone has consolidated its general partners’ interests in the corporate private equity, real estate and mezzanine funds and certain funds of hedge funds that it manages. In conjunction with its IPO and as described in Note 1, Blackstone granted rights to unaffiliated limited partner fund investors to provide that a simple majority of the fund’s investors will have the right, without cause, to remove the general partner of that fund or to accelerate the liquidation date of that fund in accordance with certain procedures. Consequently, these general partners no longer control, but retain significant influence over, the activities of certain of the funds and will account for these general partners’ interests using the equity method of accounting pursuant to Accounting Principles Board (“APB”) Opinion No. 18, The Equity Method of Accounting for Investments in Common Stock (“APB 18”). Blackstone’s equity in earnings (losses) from equity method investees is included in Investment Income and Other in the Consolidated and Combined Statements of Operations as such investments represent an integral part of Blackstone’s business.

Blackstone also invests in entities other than its managed funds. In such instances where Blackstone exerts significant influence, but not control, typically when its percentage voting interest in such investments is between 20% and 50%, the Partnership accounts for these investments using the equity method of accounting.

The Partnership evaluates for impairment its equity method investments, including any intangibles and goodwill related to the acquisition of such investments, whenever events or changes in circumstances indicate that the carrying amounts of such investments may not be recoverable in accordance with APB 18. The difference between the carrying value of the equity method investment and its estimated fair value is recognized as an impairment when the loss in value is deemed other than temporary.

Accounts Receivable – Accounts Receivable consists primarily of amounts due to Blackstone’s fund placement business, amounts relating to redemptions from the underlying hedge funds in Blackstone’s funds of hedge funds, amounts due from limited partners for fund management fees, and receivables related to Advisory Fees and client expenses.

Investment Subscriptions Paid in Advance – Investment Subscriptions Paid in Advance by the Partnership represent cash paid prior to the effective date of an investment to facilitate the deployment of investment proceeds to affiliated and third party managers.

THE BLACKSTONE GROUP L.P.

Notes to Consolidated and Combined Financial Statements

(All Dollars Are in Thousands, Except Unit and Per Unit Data, Except Where Noted)

Furniture, Equipment and Leasehold Improvements – Furniture, equipment and leasehold improvements consist primarily of leasehold improvements, furniture, fixtures and equipment, computer hardware and software and are recorded at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated using the straight-line method over the assets’ estimated useful lives, which for leasehold improvements are the lesser of the lease terms or the life of the asset, generally 15 years, and three to seven years for other fixed assets. The Partnership evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Business Combinations – The Partnership accounts for acquisitions using the purchase method of accounting in accordance with SFAS No. 141. The purchase price of the acquisition is allocated to the assets acquired and liabilities assumed using the fair values determined by management as of the acquisition date. The consolidated and combined financial statements of the Partnership for the periods presented does not reflect any business combinations. However, the acquisition of non-controlling interests described in Notes 1 and 3 is accounted for using the purchase method of accounting pursuant to SFAS No. 141.

Goodwill and Intangible Assets – SFAS No. 142, Goodwill and Other Intangible Assets (“SFAS No. 142”), does not permit the amortization of goodwill and indefinite-lived assets. Under SFAS No. 142, these assets must be reviewed annually for impairment or more frequently if circumstances indicate impairment may have occurred.

Identifiable finite lived intangible assets are amortized over their estimated useful lives ranging from 5 to 20 years, which are periodically reevaluated for impairment or when circumstances indicate impairment may have occurred in accordance with SFAS No. 144. Our intangible assets consist of the contractual right to future fee income from management, advisory and incentive fee contracts and the contractual right to earn future carried interest from our corporate private equity, real estate and certain credit-oriented funds. No goodwill or other intangible assets were impaired as of December 31, 2008.

Non-Controlling Interests in Consolidated Entities – Non-controlling interests related to the corporate private equity, real estate and certain credit-oriented funds are subject to on-going realizations and distributions of proceeds therefrom during the life of a fund with a final distribution at the end of each respective fund’s term, which could occur under certain circumstances in advance of or subsequent to that fund’s scheduled termination date. Non-controlling interests related to funds of hedge funds and certain other credit-oriented funds are generally subject to annual, semi-annual or quarterly withdrawal or redemption by investors in these funds following the expiration of a specified period of time or may only be withdrawn subject to a redemption fee (typically between one and three years) in the funds of hedge funds and certain credit-oriented funds when capital may not be withdrawn. When redeemed amounts become legally payable to investors on a current basis, they are reclassified as a liability.

In many cases, the Partnership’s general partner interests in the Blackstone Funds entitle the Partnership to an allocation of income (a “carried interest” or incentive fee) in the event that the fund achieves specified cumulative investment returns. The carried interest to the Partnership ranges from 10% to 20%. The incentive fees range from 5% to 20%. The Partnership records such allocations in the determination of the Non-Controlling Interests in Income of Consolidated Entities when the returns at the respective Blackstone Funds meet or exceed the cumulative investment returns to the limited partners established in the relevant agreements.

Amounts Due to Non-Controlling Interest Holders – Amounts Due to Non-Controlling Interest Holders consist primarily of shareholder/investor redemptions and capital withdrawals payable by the Blackstone Funds.

Derivatives and Hedging Activities – The Partnership enters into derivative financial instruments for investment purposes and to manage interest rate and foreign exchange risk arising from certain assets and liabilities. All derivatives are recognized as either assets or liabilities in the Consolidated and Combined Statements of Financial Condition and measured at fair value. Derivatives used in connection with investment activities are recorded at fair value and changes in value are recorded in income currently.

THE BLACKSTONE GROUP L.P.

Notes to Consolidated and Combined Financial Statements

(All Dollars Are in Thousands, Except Unit and Per Unit Data, Except Where Noted)

Cash Flow Hedges – For qualifying cash flow hedges, the Partnership records the effective portion of changes in the fair value of derivatives designated as cash flow hedging instruments in Other Comprehensive Income, which is a component of Partners’ Capital. Any ineffective portion of the cash flow hedges is included in current period income. The Partnership’s hedging activities are immaterial to the consolidated and combined financial statements.

Foreign Currency Translation and Transactions – Non-U.S. dollar denominated assets and liabilities are translated at year-end rates of exchange, and the Consolidated and Combined Statements of Operations accounts are translated at rates of exchange in effect throughout the year. Foreign currency gains and losses resulting from transactions outside of the functional currency of an entity are included in Net Income. The impact of these transactions to the consolidated and combined financial statements was not significant.

Comprehensive Income – Comprehensive Income consists of Net Income and Other Comprehensive Income. The Partnership’s Other Comprehensive Income is comprised of unrealized gains and losses on cash flow hedges and foreign currency cumulative translation adjustments.

Management and Advisory Fees – The Partnership has reclassified into a single revenue component the amounts historically reported as Fund Management Fees and Advisory Fees. Historically, in certain management fee arrangements, Blackstone received a fee attributable to fund performance. Such amounts have been reclassified and included in Performance Fees and Allocations.

Performance Fees and Allocations – Performance Fees and Allocations represent the preferential allocations of profits (“carried interest”) which are a component of Blackstone’s general partners interests in the carry funds. Blackstone is entitled to carried interest from an investment carry fund in the event investors in the fund achieves cumulative investment returns in excess of a specified rate. In certain performance fee arrangements related to funds of hedge funds and hedge funds in the Credit and Marketable Alternatives segment, Blackstone is entitled to receive performance fees and allocations when the return on assets under management exceeds certain benchmark returns or other performance targets. In all cases, each fund is considered separately in that regard and for a given fund, performance fees and allocations can never be negative over the life of the fund.

Investment Income and Other – Investment Income and Other principally reflects the investment performance, realized and unrealized, of Blackstone’s investments in the Blackstone Funds as well as Blackstone’s equity in earnings (loss) from equity method investees.

Compensation and Benefits – Compensation includes salaries, bonuses (discretionary awards and guaranteed amounts), performance payment arrangements and the amortization of equity-based compensation as described below. Bonuses are accrued over the service period to which they relate. Benefits include both senior managing directors’ and employees’ benefit expense. Prior to the IPO, payments made to senior managing directors were accounted for as partnership distributions rather than as employee compensation and benefits expense.

Equity-based Compensation – Equity-based compensation is accounted for under the provisions of SFAS No. 123(R), Share-Based Payment (“SFAS No. 123(R)”), which revises SFAS No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. Under SFAS No. 123(R), the cost of employee services received in exchange for an award of equity instruments is generally measured based on the grant-date fair value of the award. Equity-based awards that do not require future service (i.e., vested awards) are expensed immediately. Equity-based employee awards that require future service are recognized over the relevant service period. Further, as required under SFAS No. 123(R), the Partnership estimates forfeitures for equity-based awards that are not expected to vest.

Performance Payment Arrangements – The Partnership has implemented “performance payment arrangements” for its personnel who are working in its businesses across the different operations that are designed to appropriately align performance and compensation. These performance payment arrangements generally provide annual cash payments to Blackstone personnel (including senior managing directors) that are determined at the

THE BLACKSTONE GROUP L.P.

Notes to Consolidated and Combined Financial Statements

(All Dollars Are in Thousands, Except Unit and Per Unit Data, Except Where Noted)

discretion of senior management and are tied to the performance of the Partnership’s businesses and may, in certain cases, be based on participation interests in the earnings derived from the performance of the applicable business. In addition, a portion of the carried interest and Performance Fees and Allocations earned subsequent to the Reorganization with respect to certain funds is due to senior managing directors and employees. These amounts are accounted for by the Partnership as compensatory profit-sharing arrangements in conjunction with the related carried interest income and recorded as compensation expense. To the extent previously recorded revenues are adjusted to reflect decreases in the performance fees based on underlying funds’ valuations at period end, related profit sharing arrangements previously accrued are also adjusted and reflected as a credit to current period compensation expense. Currently, approximately 40% of the carried interest earned under these arrangements is paid to these individuals who work in the related operations. Departed partners are also entitled to their vested share of carried interest distributions received from the Partnership’s carry funds and as other partners are also liable for their applicable share of losses on carry funds subject to a cap related to the carried interest distributions they received from a carry fund.

Net Income (Loss) Per Common Unit – The Partnership computes Net Income (Loss) per Common Unit in accordance with SFAS No. 128, Earnings Per Share and EITF No. 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities. Basic Net Income (Loss) per Common Unit is computed by dividing Net Income (Loss) Attributable to the Blackstone Group L.P. by the weighted-average number of Blackstone Common Units and unvested participating Blackstone Common Units outstanding for the period. Diluted Net Income (Loss) per Common Unit reflects the assumed conversion of all dilutive securities. Prior to the Reorganization, Blackstone’s business was conducted through a large number of entities as to which there was no single holding entity but which were separately owned by Blackstone personnel. There was no single capital structure upon which to calculate historical earnings per unit information. Accordingly, earnings per unit information has not been presented for historical periods prior to the Reorganization.

Income Taxes – Blackstone has historically operated as a partnership or limited liability company for U.S. federal income tax purposes and mainly as a corporate entity in non-U.S. jurisdictions. As a result, income has not been subject to U.S. federal and state income taxes. Generally, the tax liability related to income earned by these entities represent obligations of the individual partners and members and have not been reflected in the historical combined financial statements. Income taxes shown on the Partnership’s historical Combined Statements of Operations are attributable to the New York City unincorporated business tax and other income taxes on certain entities located in non-U.S. jurisdictions.

Blackstone uses the liability method to account for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. Under this method, deferred tax assets and liabilities are recognized for the expected future tax consequences of differences between the carrying amounts of assets and liabilities and their respective tax basis using currently enacted tax rates. The effect on deferred assets and liabilities of a change in tax rates is recognized in income in the period when the change is enacted. Deferred tax assets are reduced by a valuation allowance when it is more likely than not that some portion or all the deferred tax assets will not be realized.

Tax laws are complex and subject to different interpretations by the taxpayer and respective governmental taxing authorities. Significant judgment is required in determining tax expense and in evaluating tax positions including evaluating uncertainties under FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109. Blackstone reviews its tax positions quarterly and adjusts its tax balances as new information becomes available.

Following the Reorganization, the Blackstone Holdings partnerships and certain of their subsidiaries continue to operate in the U.S. as partnerships for U.S. federal income tax purposes and generally as corporate entities in non-U.S. jurisdictions. Accordingly, these entities in some cases continue to be subject to New York City unincorporated business taxes, or non-U.S. income taxes. In addition, certain of the wholly-owned subsidiaries of the Partnership and the Blackstone Holdings Partnerships will be subject to federal, state and local corporate income taxes at the entity level and the related tax provision attributable to the Partnership’s share of this income is reflected in the consolidated financial statements.

THE BLACKSTONE GROUP L.P.

Notes to Consolidated and Combined Financial Statements

(All Dollars Are in Thousands, Except Unit and Per Unit Data, Except Where Noted)

Recent Accounting Developments – In December 2007, the FASB issued SFAS No. 141(R), Business Combinations (“SFAS No. 141(R)”). SFAS No. 141(R) requires the acquiring entity in a business combination to recognize the full fair value of assets, liabilities, contractual contingencies and contingent consideration obtained in the transaction (whether for a full or partial acquisition); establishes the acquisition date fair value as the measurement objective for all assets acquired and liabilities assumed; requires expensing of most transaction and restructuring costs; and requires the acquirer to disclose to investors and other users all of the information needed to evaluate and understand the nature and financial effect of the business combination. SFAS No. 141(R) applies to all transactions or other events in which the Partnership obtains control of one or more businesses, including those sometimes referred to as “true mergers” or “mergers of equals” and combinations achieved without the transfer of consideration, for example, by contract alone or through the lapse of minority veto rights. SFAS No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after January 1, 2009.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements – an amendment of Accounting Research Bulletin No. 51 (“SFAS No. 160”). SFAS No. 160 requires reporting entities to present non-controlling (minority) interests as equity (as opposed to as a liability or mezzanine equity) and provides guidance on the accounting for transactions between an entity and non-controlling interests. SFAS No. 160 applies prospectively as of January 1, 2009, except for the presentation and disclosure requirements which will be applied retrospectively for all periods presented. The Partnership adopted SFAS No. 160 effective January 1, 2009 and as a result, (a) with respect to the Consolidated Statements of Financial Condition, the Redeemable Non-Controlling Interests in Consolidated Entities was renamed as such and remained classified as mezzanine equity and the non-redeemable Non-Controlling Interests in Consolidated Entities and Non-Controlling Interests in Blackstone Holdings have been reclassified as components of Partners’ Capital, (b) with respect to the Consolidated Statements of Operations, Net Income (Loss) is now presented before non-controlling interests, the Net Income (Loss) attributable to the three categories of non-controlling interests discussed in (a) above are now presented separately, and the Consolidated Statement of Operations now nets to Net Income (Loss) Attributable to The Blackstone Group L.P., and (c) with respect to the Consolidated Statement of Changes in Partners’ Capital, roll forward columns have now been added for each component of non-controlling interests discussed in (a) above.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities (“SFAS No. 161”). SFAS No. 161 is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand how those instruments and activities are accounted for; how and why they are used; and their effects on an entity’s financial position, financial performance, and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. As SFAS No. 161 only affects financial statement disclosure, the impact of adoption will be limited to financial statement disclosure.

In March 2008, the EITF reached a consensus on Issue No. 07-4, Application of the Two-Class Method under FASB Statement No. 128, “Earnings Per Share, to Master Limited Partnerships (“EITF 07-4”). EITF 07-4 applies to master limited partnerships that make incentive equity distributions. EITF 07-4 is to be applied retrospectively beginning with financial statements issued in the interim periods of fiscal years beginning after December 15, 2008. The Partnership adopted EITF 07-4 on January 1, 2009. The adoption of EITF 07-4 did not have a material impact on the Partnership’s consolidated financial statements.

In April 2008, the FASB issued Staff Position No. FAS 142-3, Determination of the Useful Life of Intangible Assets (“FSP No. 142-3”). FSP No. 142-3 amends the factors an entity should consider in developing renewal or extension assumptions used in determining the useful life of recognized intangible assets under SFAS No. 142, Goodwill and Other Intangible Assets. FSP No. 142-3 affects entities with recognized intangible assets and is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. The new guidance applies prospectively to (1) intangible assets that are acquired individually or with a group of other assets and (2) both intangible assets acquired in business combinations and asset acquisitions. The adoption of FSP No. 142-3 did not have a material impact on the Partnership’s consolidated financial statements.

THE BLACKSTONE GROUP L.P.

Notes to Consolidated and Combined Financial Statements

(All Dollars Are in Thousands, Except Unit and Per Unit Data, Except Where Noted)

In June 2008, the FASB issued Staff Position EITF No. 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities (“FSP EITF No. 03-6-1”). FSP EITF No. 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting and therefore need to be included in the earnings allocation in calculating earnings per share under the two-class method described in SFAS No. 128, Earnings per Share. FSP EITF No. 03-6-1 requires entities to treat unvested share-based payment awards that have non-forfeitable rights to dividend or dividend equivalents as a separate class of securities in calculating earnings per share. This FSP is effective for fiscal years beginning after December 15, 2008; earlier application is not permitted. The Partnership adopted FSP EITF No. 03-6-1 effective January 1, 2009 and includes unvested participating Blackstone Common Units as a component of Common Units Entitled to Priority Distributions – Basic in the calculation of earnings per common unit for all periods presented, due to their equivalent distribution rights as Blackstone Common Units.

In September 2008, the FASB issued FSP FAS No. 133-1 and FIN 45-4, Disclosures about Credit Derivatives and Certain Guarantees: An Amendment of FASB Statement No. 133 and FASB Interpretation No. 45; and Clarification of the Effective Date of FASB Statement No. 161 (“FSP FAS No. 133-1 and FIN 45-4”). FSP FAS No. 133-1 and FIN 45-4 requires enhanced disclosures about credit derivatives and guarantees. The FSP is effective for financial statements issued for reporting periods ending after November 15, 2008. The adoption of FSP FAS No. 133-1 and FIN 45-4 did not have a material impact on the Partnership’s consolidated and combined financial statements.

In October 2008, the FASB issued FSP FAS 157-3, Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active (“FSP FAS 157-3”), to help constituents measure fair value in markets that are not active. FSP FAS 157-3 is consistent with the joint press release the FASB issued with the Securities and Exchange Commission (“SEC”) on September 30, 2008, which provides general clarification guidance on determining fair value under SFAS No. 157 when markets are inactive. FSP FAS 157-3 was effective upon issuance, including prior periods for which financial statements had not been issued. The adoption of FSP 157-3 did not have a material impact on the Partnership’s consolidated financial statements.

In December 2008, the FASB issued FSP FAS No. 140-4 and FIN 46R-8 Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities (“FSP FAS 140-4 and FIN 46R-8”). FSP FAS 140-4 and FIN 46R-8 require additional disclosures about transfers of financial assets and involvement with variable interest entities. The requirements apply to transferors, sponsors, servicers, primary beneficiaries and holders of significant variable interests in a variable interest entity or qualifying special purpose entity. FSP FAS 140-4 and FIN 46R-8 is effective for financial statements issued for reporting periods ending after December 15, 2008. FSP FAS 140-4 and FIN 46R-8 affect only disclosures and therefore did not have a material impact on the Partnership’s consolidated financial statements.

THE BLACKSTONE GROUP L.P.

Notes to Consolidated and Combined Financial Statements

(All Dollars Are in Thousands, Except Unit and Per Unit Data, Except Where Noted)

3.	ACQUISITIONS, GOODWILL AND INTANGIBLE ASSETS

Acquisition of Non-Controlling Interests at Reorganization

Pursuant to the Reorganization transaction described in Note 1, the Partnership acquired interests in the predecessor businesses from the predecessor owners. These interests were acquired, in part, through an exchange of Blackstone Holdings Partnership Units and, in part, through the payment of cash.

This transaction has been accounted for partially as a transfer of interests under common control and, partially, as an acquisition of non-controlling interests in accordance with SFAS No. 141. The vested Blackstone Holdings Partnership Units received by the Control Group in the Reorganization are reflected in the consolidated and combined financial statements as non-controlling interests at the historical cost of the interests they contributed, as they are considered to be the Control Group of the predecessor organization. The vested Blackstone Holdings Partnership Units received by holders not included in the Control Group in the Reorganization are accounted for using the purchase method of accounting under SFAS No. 141 and reflected as non-controlling interests in the consolidated financial statements at the fair value of the interests contributed as these holders are not considered to have been in the group controlling Blackstone prior to the Reorganization. Additionally, ownership interests were purchased with proceeds from the IPO. The cash paid in excess of the cost basis of the interests acquired from members of the Control Group has been charged to equity. Cash payments related to the acquisition of interests from holders outside of the Control Group has been accounted for using the purchase method of accounting.

The total consideration paid to holders outside of the Control Group was $2.79 billion and reflected (1) 69,093,969 Blackstone Holdings Partnership Units issued in the exchange, the fair value of which was $2.14 billion based on the initial public offering price of $31.00 per common unit and (2) cash of $647.6 million. Accordingly, the Partnership has reflected the acquired tangible assets at the fair value of the consideration paid. The excess of the purchase price over the fair value of the tangible assets acquired approximated $2.34 billion, the remaining balance of which has been reported in the captions Goodwill and Intangible Assets in the Consolidated Statement of Financial Condition as of December 31, 2008. The finite-lived intangible assets of $876.3 million reflect the value ascribed for the future fee income relating to contractual rights and client or investor relationships for management, advisory and incentive fee arrangements as well as for those rights and relationships associated with the future carried interest income from the carry funds. The residual amount representing the purchase price in excess of tangible and intangible assets (including other liabilities of $55.2 million) is $1.52 billion and has been recorded as Goodwill.

During the quarter ended March 31, 2008, the Partnership finalized the purchase price allocation, including the determination of goodwill attributable to the reporting segments, as provided in the tables below for the acquisition of non-controlling interests at Reorganization.

Purchase Price	$2,789,469

Goodwill	$1,516,720
Finite-Lived Intangible Assets/Contractual Rights	876,270
Other Liabilities	(55,158)

Increase to Non-Controlling Interests in Consolidated Entities	2,337,832
Net Assets Acquired, at Fair Value	451,637

Purchase Price Allocation	$2,789,469

Acquisition of GSO Capital Partners LP

In March 2008, the Partnership completed the acquisition of GSO Capital Partners LP and certain of its affiliates (“GSO”). GSO is an alternative asset manager specializing in the credit markets. GSO manages various

THE BLACKSTONE GROUP L.P.

Notes to Consolidated and Combined Financial Statements

(All Dollars Are in Thousands, Except Unit and Per Unit Data, Except Where Noted)

credit-oriented funds, including multi-strategy credit hedge funds, mezzanine funds, senior credit-oriented fund and various CLO vehicles. GSO’s results from the date of acquisition have been included in the Credit and Marketable Alternatives segment. The purchase consideration of GSO was $635 million, comprised of $355 million in cash and $280 million in Blackstone Holdings Partnership Units, plus up to an additional targeted $310 million to be paid over the next five years contingent upon the realization of specified earnings targets over that period. The Partnership also incurred $6.9 million of acquisition costs. Additionally, performance and other compensatory payments subject to performance and vesting may be paid to the GSO personnel.

During November 2008, in settlement of the Partnership’s obligation for the purchase of GSO to deliver Blackstone Holdings Partnership Units valued at closing of $280 million, the Partnership delivered to certain predecessor owners of GSO 15.79 million Blackstone Holdings Partnership Units with a value at settlement of $118.6 million. The difference between the value at closing and the value at settlement resulted in a $14.3 million credit to the Partnership’s capital, reflecting the dilution of the Partnership’s interest in Holdings from approximately 25% to approximately 24.6%.

This transaction has been accounted for as an acquisition using the purchase method of accounting under SFAS No. 141. The Partnership has finalized the purchase price allocation. The purchase price allocation for the GSO acquisition is as follows:

Purchase Price	$641,894

Finite-Lived Intangible Assets/Contractual Rights	$472,100
Goodwill	186,882
Other Liabilities	(17,650)
Net Assets Acquired, at Fair Value	562

Purchase Price Allocation	$641,894

The Consolidated Statement of Operations for the year ended December 31, 2008 includes the results of GSO’s operations from the date of acquisition, March 3, 2008, through December 31, 2008. Supplemental information on an unaudited pro forma basis, as if the GSO acquisition had been consummated as of January 1, 2008 and January 1, 2007, respectively, is as follows:

	Years Ended December 31, (Unaudited)
	2008	2007
Total Revenues	$(324,010)	$3,213,056

Net Income (Loss) Attributable to The Blackstone Group L.P.	$(1,168,836)	$(468,232)

Net Loss per Common Unit—Basic and Diluted
Common Units Entitled to Priority Distributions	$(4.34)	$(1.78)

Common Units Not Entitled to Priority Distributions	$(3.06)

THE BLACKSTONE GROUP L.P.

Notes to Consolidated and Combined Financial Statements

(All Dollars Are in Thousands, Except Unit and Per Unit Data, Except Where Noted)

The unaudited pro forma supplemental information is based on estimates and assumptions, which the Partnership believes are reasonable; it is not necessarily indicative of the Partnership’s Consolidated and Combined Financial Condition or Statements of Operations in future periods or the results that actually would have been realized had the Partnership and GSO been a combined entity during the periods presented.

Goodwill and Intangible Assets

The following table outlines changes to the carrying amount of Goodwill and Intangible Assets:

	Goodwill	Intangible Assets
Balance at December 31, 2007	$1,597,474	$604,681
Additions—GSO Acquisition	186,882	472,100
Purchase Price Adjustments—Reorganization	(80,754)	153,982
Amortization	—	(153,237)

Balance at December 31, 2008	$1,703,602	$1,077,526

Total Goodwill has been allocated to each of the Partnership’s segments as follows: Corporate Private Equity – $694,512; Real Estate – $421,739; Credit and Marketable Alternatives – $518,477; and Financial Advisory – $68,874.

Amortization expense associated with our intangible assets was $153.2 million for the year ended December 31, 2008 and is included in General, Administrative and Other in the accompanying Consolidated and Combined Statements of Operations. Amortization of intangible assets held at December 31, 2008 is expected to be approximately $158.0 million in the years ended December 31, 2009, 2010, 2011 and $103.2 million and $51.7 million in the years ended December 31, 2012 and 2013, respectively.

4.	INVESTMENTS

Investments

A summary of Investments consist of the following:

	December 31,
	2008	2007
Investments of Consolidated Blackstone Funds	$1,556,261	$3,992,638
Equity Method Investments	1,063,615	1,971,228
Performance Fees and Allocations	147,421	1,150,264
Other Investments	63,645	31,026

	$2,830,942	$7,145,156

Blackstone’s share of Investments of Consolidated Blackstone Funds totaled $409.2 million and $996.4 million at December 31, 2008 and December 31, 2007, respectively. Equity Method Investments represents investments in non-consolidated funds as described below, of which Blackstone’s share totaled $1.01 billion and $1.88 billion at December 31, 2008 and December 31, 2007, respectively.

THE BLACKSTONE GROUP L.P.

Notes to Consolidated and Combined Financial Statements

(All Dollars Are in Thousands, Except Unit and Per Unit Data, Except Where Noted)

Investments of Consolidated Blackstone Funds

The following table presents a condensed summary of the investments held by the consolidated Blackstone Funds that are reported at fair value. These investments are presented as a percentage of Investments of Consolidated Blackstone Funds:

	Fair Value		Percentage of Investments of Consolidated Blackstone Funds
Geographic Region / Instrument Type / Industry Description or Investment Strategy	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007
United States and Canada
Investment Funds, principally related to credit and marketable alternative funds
Credit Driven	$695,620	$929,902	44.7%	23.3%
Diversified Investments	345,033	693,798	22.4%	17.4%
Equity	34,499	174,534	2.2%	4.4%
Other	648	2,192	—	0.1%

Investment Funds Total (Cost: 2008—$1,283,697; 2007—$1,547,298)	1,075,800	1,800,426	69.3%	45.2%

Equity Securities, principally related to credit and marketable alternatives and corporate private equity funds
Manufacturing	17,782	440,539	1.1%	11.0%
Services	81,543	410,326	5.3%	10.3%
Natural Resources	551	20,051	—	0.5%
Real Estate Assets	1,769	1,958	0.1%	—

Equity Securities Total (Cost: 2008—$112,739; 2007—$838,608)	101,645	872,874	6.5%	21.8%

Partnership and LLC Interests, principally related to corporate private equity and real estate funds
Real Estate Assets	103,453	168,008	6.6%	4.2%
Services	98,592	143,209	6.3%	3.6%
Manufacturing	23,599	31,234	1.5%	0.8%
Natural Resources	317	—	—	—
Credit Driven	19,659	—	1.3%	—

Partnership and LLC Interests Total (Cost: 2008—$294,846; 2007—$258,198)	245,620	342,451	15.7%	8.6%

Debt Instruments, principally related to credit and marketable alternatives funds
Manufacturing	4,251	3,546	0.3%	0.1%
Services	4,093	2,955	0.3%	0.1%
Real Estate Assets	485	339	—	—

Debt Instruments Total (Cost: 2008—$9,396; 2007—$7,088)	8,829	6,840	0.6%	0.2%

United States and Canada Total (Cost: 2008—$1,700,678; 2007—$2,651,192)	1,431,894	3,022,591	92.1%	75.8%

THE BLACKSTONE GROUP L.P.

Notes to Consolidated and Combined Financial Statements

(All Dollars Are in Thousands, Except Unit and Per Unit Data, Except Where Noted)

	Fair Value		Percentage of Investments of Consolidated Blackstone Funds
Geographic Region / Instrument Type / Industry Description or Investment Strategy	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007
Europe
Equity Securities, principally related to credit and marketable alternatives and corporate private equity funds
Manufacturing	$9,105	$523,244	0.6%	13.0%
Services	29,635	55,082	1.9%	1.4%

Equity Securities Total (Cost: 2008—$45,295; 2007—$513,238)	38,740	578,326	2.5%	14.4%
Partnership and LLC Interests, principally related to corporate private equity and real estate funds
Services	31,572	31,994	2.0%	0.8%
Real Estate Assets	13,674	24,285	0.9%	0.6%

Partnership and LLC Interests, principally related to corporate private equity and real estate funds (Cost: 2008—$46,104; 2007—$48,033)	45,246	56,279	2.9%	1.4%
Debt Instruments, principally related to credit and marketable alternatives funds
Manufacturing	187	452	—	—

Debt Instruments, principally related to credit and marketable alternatives funds (Cost: 2008 $1,256; 2007 $480)	187	452	—	—

Europe Total (Cost: 2008—$92,655; 2007—$561,751)	84,173	635,057	5.4%	15.8%

Asia
Equity Securities, principally related to credit and marketable alternatives and corporate private equity funds
Services	11,201	129,089	0.7%	3.3%
Manufacturing	8,654	104,235	0.6%	2.6%
Natural Resources	442	17,525	—	0.4%
Real Estate Assets	368	379	—	—

Equity Securities Total (Cost: 2008—$22,155; 2007—$223,382)	20,665	251,228	1.3%	6.3%
Partnership and LLC Interests, principally related to corporate private equity and real estate funds
Manufacturing	1,184	—	0.1%	—
Real Estate Assets	707	—	—	—
Services	45	—	—	—

Partnership and LLC Interests Total (Cost: 2008—$1,811; 2007—$-)	1,936	—	0.1%	—

Debt Instruments, principally related to credit and marketable alternatives funds (Cost: 2008 $256; 2007 $-)	151	—	—	—

Asia Total (Cost: 2008—$24,222; 2007—$223,382)	22,752	251,228	1.4%	6.3%

THE BLACKSTONE GROUP L.P.

Notes to Consolidated and Combined Financial Statements

(All Dollars Are in Thousands, Except Unit and Per Unit Data, Except Where Noted)

	Fair Value		Percentage of Investments of Consolidated Blackstone Funds
Geographic Region / Instrument Type / Industry Description or Investment Strategy	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007
Other
Equity Securities, principally related to corporate private equity funds
Manufacturing	$—	$24,984	—	0.6%
Natural Resources	1,022	—	0.1%	—
Services	2,737	53,261	0.2%	1.2%

Equity Securities Total (Cost: 2008—$2,606; 2007—$62,035)	3,759	78,245	0.3%	1.8%
Partnership and LLC Interests, principally related to corporate private equity and real estate funds
Natural Resources	13,599	5,517	0.9%	0.1%
Services	84	—	—	0.1%

Partnership and LLC Interests Total (Cost: 2008—$5,063; 2007—$1,883)	13,683	5,517	0.9%	0.2%

Other Total (Cost: 2008—$7,669; 2007—$63,918)	17,442	83,762	1.1%	2.1%

Total Investments of Consolidated Blackstone Funds (Cost: 2008—$1,825,224; 2007—$3,500,243)	$1,556,261	$3,992,638	100.0%	100.0%

At December 31, 2008 and 2007, there were no individual investments, which includes consideration of derivative contracts, with fair values exceeding 5.0% of Blackstone’s net assets. At December 31, 2008 and 2007, consideration was given as to whether any individual consolidated funds of hedge funds, feeder fund or any other affiliate exceeded 5.0% of Blackstone’s net assets. At December 31, 2008 and December 31, 2007, Blackport Capital Fund Ltd. had a fair value of $594.5 million and $903.3 million, respectively, and was the sole feeder fund investment to exceed the 5.0% threshold at each date.

Securities Sold, Not Yet Purchased. The following table presents the Partnership’s Securities Sold, Not Yet Purchased held by the consolidated Blackstone Funds, which were principally held by one of Blackstone’s proprietary hedge funds. These investments are presented as a percentage of Securities Sold, Not Yet Purchased.

THE BLACKSTONE GROUP L.P.

Notes to Consolidated and Combined Financial Statements

(All Dollars Are in Thousands, Except Unit and Per Unit Data, Except Where Noted)

	Fair Value		Percentage of Securities Sold Not Yet Purchased
Geographic Region / Instrument Type / Industry Class	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007
United States—Equity Instruments
Services	$—	$597,880	—	50.0%
Manufacturing	—	222,205	—	18.6%
Natural Resources	—	123,498	—	10.3%
Real Estate Assets	—	71,405	—	6.0%

United States Total
(Proceeds: 2008—$-; 2007—$1,013,691)	—	1,014,988	—	84.9%

Europe—Equity Instruments
Manufacturing	—	39,165	—	3.3%
Services	—	26,398	—	2.2%

Europe Total	—	65,563	—	5.5%

(Proceeds: 2008—$-; 2007—$60,331)
Asia—Equity Instruments
Natural Resources	$77	$163	8.6%	—
Services	611	25,277	68.3%	2.1%
Manufacturing	—	78,381	—	6.5%
Real Estate Assets	206	106	23.1%	—

Asia Total	894	103,927	100.0%	8.6%

(Proceeds: 2008—$782; 2007—$110,596)
All other regions—Equity Instruments—Manufacturing
(Proceeds: 2008—$-; 2007—$11,571)	—	12,380	—	1.0%

Total
(Proceeds: 2008—$782; 2007—$1,196,189)	$894	$1,196,858	100.0%	100.0%

Realized and Net Change in Unrealized Gains (Losses) from Blackstone Funds. Net Gains (Losses) from Fund Investment Activities on the Consolidated and Combined Statements of Operations include net realized gains (losses) from realizations and sales of investments and the net change in unrealized gains (losses) resulting from changes in fair value of the consolidated Blackstone Funds’ investments. The following table presents the realized and net change in unrealized gains (losses) on investments held through the consolidated Blackstone Funds:

	Year Ended December 31,
	2008	2007	2006
Realized Gains (Losses)	$(281,408)	$3,509,318	$4,773,758
Net Change in Unrealized Gains (Losses)	(740,019)	2,796,235	2,491,236

	$(1,021,427)	$6,305,553	$7,264,994

THE BLACKSTONE GROUP L.P.

Notes to Consolidated and Combined Financial Statements

(All Dollars Are in Thousands, Except Unit and Per Unit Data, Except Where Noted)

The following reconciles the Realized and Net Change in Unrealized Gains (Losses) from Blackstone Funds presented above to the Other Income (Loss) – Net Gains (Losses) from Fund Investment Activities in the Consolidated and Combined Statements of Operations:

	Year Ended December 31,
	2008	2007	2006
Realized and Net Change in Unrealized Gains (Losses) from Blackstone Funds	$(1,021,426)	$6,305,553	$7,264,995
Reclassification to Investment Income (Loss) and Other Attributable to Blackstone Side-by-Side Investment Vehicles	52,975	(52,142)	(80,489)
Reclassification to Performance Fees and Allocations and Investment Income (Loss) and Other Attributable to Blackstone Funds Prior to Deconsolidation	—	(1,184,457)	(1,373,734)
Interest and Dividend Income and Other Attributable to Consolidated Blackstone Funds	96,115	354,178	279,373

Other Income—Net Gains (Losses) from Fund Investment Activities	$(872,336)	$5,423,132	$6,090,145

Investments in Variable Interest Entities. Blackstone consolidates certain variable interest entities (“VIEs”) in addition to those entities consolidated under EITF 04-5, when it is determined that Blackstone is the primary beneficiary, either directly or indirectly, through a consolidated entity or affiliate. The assets of the consolidated VIEs are classified principally within Investments. The liabilities of the consolidated VIEs are non-recourse to Blackstone’s general creditors. Blackstone’s consolidation policy, including the consolidation of VIEs, is discussed in Note 2.

FSP FAS No. 140-4 and FIN 46R-8 provides disclosure requirements for, among other things, involvements with VIEs. Those involvements include when Blackstone (1) consolidates an entity because it is the primary beneficiary, (2) has a significant variable interest in the entity, or (3) is the sponsor of the entity.

The nature of these VIEs includes investments in corporate private equity, real estate, credit-oriented and funds of hedge funds assets. The disclosures under FSP FAS No. 140-4 and FIN 46R-8 are presented on a fully aggregated basis. The investment strategies of Blackstone Funds differs by product; however, the fundamental risks of the Blackstone Funds have similar characteristics, including loss of invested capital and loss of incentive fees and performance fees and allocations. Accordingly, disaggregation of Blackstone’s involvement with VIEs would not provide more useful information. In Blackstone’s role as general partner or investment advisor, it generally considers itself the sponsor of the applicable Blackstone Fund. For certain of these funds, Blackstone is determined to be the primary beneficiary and hence consolidates such funds within the consolidated and combined financial statements.

FIN 46(R) requires an analysis to (i) determine whether an entity in which Blackstone holds a variable interest is a variable interest entity, and (ii) whether Blackstone’s involvement, through holding interests directly or indirectly in the entity or contractually through other variable interests (e.g., incentive and management fees), would be expected to absorb a majority of the variability of the entity. Performance of that analysis requires the exercise of judgment. Blackstone determines whether it is the primary beneficiary of a VIE at the time it becomes involved with a variable interest entity and reconsiders that conclusion based on certain events. In evaluating whether Blackstone is the primary beneficiary, Blackstone evaluates its economic interests in the fund held either directly by Blackstone or indirectly through employees. The consolidation analysis under FIN 46(R) can generally be performed qualitatively. However, if it is not readily apparent that Blackstone is not the primary beneficiary, a quantitative expected losses and expected residual returns calculation will be performed. Investments and redemptions (either by Blackstone, affiliates of Blackstone or third parties) or amendments to the governing documents of the respective Blackstone Fund could affect an entity’s status as a VIE or the determination of the primary beneficiary.

THE BLACKSTONE GROUP L.P.

Notes to Consolidated and Combined Financial Statements

(All Dollars Are in Thousands, Except Unit and Per Unit Data, Except Where Noted)

For those VIEs in which Blackstone is the sponsor, Blackstone may have an obligation as general partner to provide commitments to such funds. During 2008, Blackstone did not provide any support other than its obligated amount.

At December 31, 2008, Blackstone was the primary beneficiary of VIEs whose gross assets were $861.3 million, which is the carrying amount of such financial assets in the consolidated financial statements. Blackstone is also a significant variable interest holder or sponsor in VIEs which are not consolidated, as Blackstone is not the primary beneficiary. At December 31, 2008, assets and liabilities recognized in the Partnership’s Consolidated and Combined Statements of Financial Condition related to our variable interests in these unconsolidated entities were $140.0 million and $0.2 million, respectively. This consisted of $81.1 million of investments, $58.9 million of receivables, and $0.2 million in liabilities. Blackstone’s aggregate maximum exposure to loss was $140.0 million as of December 31, 2008. The difference between the gross assets and Blackstone’s maximum exposure to loss represents non-Blackstone interests in the consolidated Blackstone Fund.

Performance Fees and Allocations

Blackstone manages corporate private equity funds, real estate funds, funds of hedge funds and credit-oriented funds that are not consolidated. The Partnership records as revenue (and/or adjusts previously recorded revenue) to reflect the amount that would be due pursuant to the fund agreements at each period end as if the fund agreements were terminated at that date. In certain performance fee arrangements related to certain funds of hedge funds and credit-oriented funds in the Credit and Marketable Alternatives segment, Blackstone is entitled to receive performance fees and allocations when the return on assets under management exceeds certain benchmark returns or other performance targets. In such arrangements, performance fees and allocations are accrued monthly or quarterly based on measuring account / fund performance to date versus the performance benchmark stated in the investment management agreement.

Equity Method Investments

Blackstone invests in corporate private equity funds, real estate funds, funds of hedge funds and credit-oriented funds that are not consolidated. The Partnership accounts for these investments under the equity method of accounting. Blackstone’s share of operating income generated by these investments is recorded as a component of Investment Income and Other. That amount reflects the fair value gains and losses of the associated funds’ underlying investments since Blackstone retains the specialized investment company accounting of these funds pursuant to EITF 85-12.

A summary of Blackstone’s equity method investments follows:

	Equity Held			Equity in Net Income (Loss)
	December 31,			Year Ended December 31,
	2008	2007		2008	2007	2006
Equity Method Investments	$1,063,615	$1,971,228	Equity in Net Income	$(551,780)	163,495	31,760

THE BLACKSTONE GROUP L.P.

Notes to Consolidated and Combined Financial Statements

(All Dollars Are in Thousands, Except Unit and Per Unit Data, Except Where Noted)

The summarized financial information of the funds in which the Partnership has an equity method investment is as follows:

	December 31, 2008 and the Year Then Ended
	Corporate Private Equity	Real Estate	Credit and Marketable Alternatives	Total
Statement of Financial Condition
Assets
Investments	$15,365,639	$10,341,723	$13,884,206	$39,591,568
Other Assets	202,467	397,164	5,188,035	5,787,666

Total Assets	$15,568,106	$10,738,887	$19,072,241	$45,379,234

Liabilities and Partners’ Capital
Debt	$230,891	$163,954	$1,195,841	$1,590,686
Other Liabilities	87,351	116,572	3,980,596	4,184,519

Total Liabilities	318,242	280,526	5,176,437	5,775,205

Partners’ Capital	15,249,864	10,458,361	13,895,804	39,604,029

Total Liabilities and Partners’ Capital	$15,568,106	$10,738,887	$19,072,241	$45,379,234

Statement of Income
Interest Income	$8,152	$3,920	$531,395	$543,467
Other Income	11,615	130,203	77,335	219,153
Interest Expense	(4,988)	(10,711)	(60,477)	(76,176)
Other Expenses	(80,948)	(34,179)	(162,898)	(278,025)
Net Realized and Unrealized Gain (Loss) from Investments	(6,147,568)	(6,772,661)	(5,127,463)	(18,047,692)

Net Income (Loss)	$(6,213,737)	$(6,683,428)	$(4,742,108)	$(17,639,273)

Other Investments

Other Investments consist primarily of investment securities held by Blackstone for its own account. The following table presents Blackstone’s realized and net change in unrealized gains (losses) in other investments:

	Year Ended December 31,
	2008	2007	2006
Realized Gains	$(1,432)	$10,050	$6,791
Net Change in Unrealized Gains (Losses)	(9,159)	2,803	2,514

	$(10,591)	$12,853	$9,305

Fair Value Measurements

SFAS No. 157, Fair Value Measurements, (“SFAS No. 157”), establishes a hierarchal disclosure framework which prioritizes and ranks the level of market price observability used in measuring investments at fair value. Market price observability is affected by a number of factors, including the type of investment, the characteristics specific to the investment and the state of the marketplace including the existence and transparency of transactions between market participants. Investments with readily available active quoted prices or for which fair value can be measured from actively quoted prices in an orderly market generally will have a higher degree of market price observability and a lesser degree of judgment used in measuring fair value.

THE BLACKSTONE GROUP L.P.

Notes to Consolidated and Combined Financial Statements

(All Dollars Are in Thousands, Except Unit and Per Unit Data, Except Where Noted)

Investments measured and reported at fair value are classified and disclosed in one of the following categories.

•

Level I – Quoted prices are available in active markets for identical investments as of the reporting date. The type of investments in Level I include listed equities and listed derivatives. As required by SFAS No. 157, the Partnership does not adjust the quoted price for these investments, even in situations where Blackstone holds a large position and a sale could reasonably impact the quoted price.

•

Level II – Pricing inputs are other than quoted prices in active markets, which are either directly or indirectly observable as of the reporting date, and fair value is determined through the use of models or other valuation methodologies. Investments which are generally included in this category include corporate bonds and loans, less liquid and restricted equity securities and certain over-the-counter derivatives.

•

Level III – Pricing inputs are unobservable for the investment and includes situations where there is little, if any, market activity for the investment. The inputs into the determination of fair value require significant management judgment or estimation. Investments that are included in this category generally include general and limited partnership interests in corporate private equity and real estate funds, credit-oriented funds, funds of hedge funds, distressed debt and non-investment grade residual interests in securitizations and collateralized debt obligations.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the determination of which category within the fair value hierarchy is appropriate for any given investment is based on the lowest level of input that is significant to the fair value measurement. The Partnership’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the investment.

The following table summarizes the valuation of Blackstone’s investments by the above SFAS No. 157 fair value hierarchy levels as of December 31, 2008 and December 31, 2007, respectively:

	December 31, 2008
	Level I	Level II	Level III	Total
Investments of Consolidated Blackstone Funds	$58,406	$994	$1,496,861	$1,556,261
Other Investments	22,499	—	41,146	63,645
Securities Sold, Not Yet Purchased	894	—	—	894

	December 31, 2007
	Level I	Level II	Level III	Total
Investments of Consolidated Blackstone Funds	$1,639,006	$20,746	$2,332,886	$3,992,638
Other Investments	1,370	—	29,656	31,026
Securities Sold, Not Yet Purchased	1,196,858	—	—	1,196,858

THE BLACKSTONE GROUP L.P.

Notes to Consolidated and Combined Financial Statements

(All Dollars Are in Thousands, Except Unit and Per Unit Data, Except Where Noted)

The following table summarizes the Level III investments by valuation methodology as of December 31, 2008:

Fair Value Based on	Corporate Private Equity	Real Estate	Credit and Marketable Alternatives	Total Investment Company Holdings
Third-Party Fund Managers	—	—	70%	70%
Specific Valuation Metrics	16%	9%	5%	30%

Total	16%	9%	75%	100%

The changes in investments measured at fair value for which the Partnership has used Level III inputs to determine fair value are as follows. The following table does not include gains or losses that were reported in Level III in prior years or for instruments that were transferred out of Level III prior to the end of the current reporting period.

	Year Ended December 31,
	2008	2007
Balance, Beginning of Period	$2,362,542	$27,564,206
Transfers Out Due to Deconsolidation	—	(29,956,708)
Transfers Out Due to Reorganization	—	(1,892,802)
Transfers In due to Reorganization	—	28,307
Transfer In (Out) of Level III, Net	(323,422)	(721,900)
Purchases (Sales), Net	108,838	1,848,732
Realized Gains (Losses), Net	2,630	5,485,653
Changes in Unrealized Gains (Losses) Included in Earnings Related to Investments Still Held at the Reporting Date	(612,581)	7,054

Balance, End of Period	$1,538,007	$2,362,542

Total realized and unrealized gains and losses recorded for Level III investments are reported in Net Gains (Losses) from Fund Investment Activities in the Consolidated and Combined Statements of Operations.

5.	CREDIT RISK

Credit risk refers to the risk of loss arising from borrower or counterparty default when a borrower, counterparty or obligor does not meet its financial obligations. Certain Blackstone Funds and the Investee Funds are subject to certain inherent credit risks arising from their transactions involving futures, options and securities sold under agreements to repurchase by exposure through its investments.

Various entities of the Partnership invest substantially all of their excess cash in an open-end money market fund and a money market demand account, which are included in Cash and Cash Equivalents. The money market fund invests primarily in government securities and other short-term, highly liquid instruments with a low risk of loss. The Partnership continually monitors the fund’s performance in order to manage any risk associated with these investments.

Certain entities of the Partnership hold derivative instruments that contain an element of risk in the event that the counterparties may be unable to meet the terms of such agreements. The Partnership minimizes its risk exposure by limiting the counterparties with which it enters into contracts to banks and investment banks who meet established credit and capital guidelines. The Partnership does not expect any counterparty to default on its obligation and therefore does not expect to incur any loss due to counterparty default.

The derivative instruments held by the Partnership, including the consolidated Blackstone Funds, are not material. During the periods presented, the Blackstone operating partnerships held no credit default swaps and only a few of its consolidated Blackstone Funds held an immaterial amount of credit default swaps.

THE BLACKSTONE GROUP L.P.

Notes to Consolidated and Combined Financial Statements

(All Dollars Are in Thousands, Except Unit and Per Unit Data, Except Where Noted)

6.	DUE FROM BROKERS

Certain Blackstone Funds conduct business with brokers for their investment activities. The clearing and custody operations for these investment activities are performed pursuant to agreements with prime brokers. The Due from Brokers balance represents cash balances at the brokers and net receivables and payables for unsettled security transactions. Blackstone met the criteria for netting under FASB Interpretation 39, Offsetting of Amounts Related to Certain Contracts – an interpretation of APB Opinion No. 10 and FASB Statement No. 105, as there was no cross netting of receivable and payable amounts between the prime brokers and the netting at each prime broker was deemed appropriate because Blackstone has a valid right of set off (due to a continuous net settlement arrangement) with each of the prime brokers. The applicable Blackstone Funds are required to maintain collateral with the brokers either in cash or securities equal to a certain percentage of the fair value of Securities Sold, Not Yet Purchased.

The applicable Blackstone Funds are subject to credit risk to the extent any broker with which the funds conduct business is unable to deliver cash balances or securities, or clear security transactions on their behalf. The Partnership monitors the financial condition of the brokers with which these funds conduct business and believes the likelihood of loss under the aforementioned circumstances is remote.

7.	OTHER ASSETS

Other Assets consists of the following:

	December 31,
	2008	2007
Furniture, Equipment and Leasehold Improvements	$194,576	$121,817
Less: Accumulated Depreciation	(75,610)	(57,447)

Furniture, Equipment and Leasehold Improvements, Net	118,966	64,370
Prepaid Expenses	36,533	26,326
Other Assets	14,056	8,670

	$169,555	$99,366

Depreciation expense of $18.2 million, $11.2 million and $7.3 million related to furniture, equipment and leasehold improvements for the years ended December 31, 2008, 2007 and 2006, respectively, is included in General, Administrative and Other in the accompanying Consolidated and Combined Statements of Operations.

8.	LOANS PAYABLE

The Partnership enters into credit agreements for its general operating and investment purposes and certain Blackstone Funds borrow to meet financing needs of their operating and investing activities. Borrowing facilities have been established for the benefit of selected funds within those business units. When a Blackstone Fund borrows from the facility in which it participates, the proceeds from the borrowing are strictly limited for its intended use by the borrowing fund and not available for other Partnership purposes. The Partnership’s credit facilities consist of the following:

	December 31,
	2008			2007
	Credit Available	Borrowing Outstanding	Weighted Average Interest Rate	Credit Available	Borrowing Outstanding	Weighted Average Interest Rate
Revolving Credit Facility (a)	$1,000,000	$250,000	1.97%	$1,000,000	$—	—
Operating Entities Facilities (b)	116,750	109,618	2.08%	162,000	105,069	5.50%
Corporate Debt Credit Facilites (c)	90,000	25,000	3.25%	90,000	3,750	7.75%

	1,206,750	384,618	2.08%	1,252,000	108,819	5.58%
Blackstone Fund Facilities (d)	77,566	2,382	3.28%	166,665	21,570	5.10%

	$1,284,316	$387,000	2.09%	$1,418,665	$130,389	5.50%

THE BLACKSTONE GROUP L.P.

Notes to Consolidated and Combined Financial Statements

(All Dollars Are in Thousands, Except Unit and Per Unit Data, Except Where Noted)

(a)	Represents short-term borrowings under a revolving credit facility that were used to fund the operating and investing activities of entities of the Partnership. Borrowings bear interest at an adjusted LIBOR rate or adjusted prime rate. Any outstanding borrowings at May 11, 2009, the maturity date of the facility, are payable at that time. The facility is unsecured and unguaranteed. There is a commitment fee of 0.375% or 0.5% per annum, as defined, on the unused portion of this facility.
(b)	Represents borrowings under a loan and security agreement as well as a capital asset purchase facility. The loan and security agreement facility bears interest at an adjusted rate below the lending bank’s prime commercial rate. Borrowings are available for the Partnership to provide partial financing to certain Blackstone employees to finance the purchase of their equity investments in certain Blackstone Funds. The advances to Blackstone employees are secured by investor notes, generally paid back over a four-year period, and the related underlying investment, as well as full recourse to the employees’, bonuses and returns from other Partnership investments. The capital asset purchase facility is secured by the purchased asset and borrowings bear interest at a spread to LIBOR. The borrowings are paid down through the termination date of the facility in 2014.
(c)	Represents short-term borrowings under credit facilities established to finance investments in debt securities. Borrowings were made at the time of each investment and are required to be repaid at the earlier of (1) the investment’s disposition or (2) 120 days after the date of the borrowing. Borrowings under the facilities bear interest at an adjusted LIBOR rate. Borrowings are secured by the investments acquired with the proceeds of such borrowings. In addition, such credit facilities are supported by letters of credit. One of the facilities, with available credit of $50.0 million, carries a commitment fee of 0.15% per annum on the unused portion of the facility.
(d)	Represents borrowing facilities for the various consolidated Blackstone Funds used to meet liquidity and investing needs. Certain borrowings under these facilities were used for bridge financing and general liquidity purposes. Other borrowings were used to finance the purchase of investments with the borrowing remaining in place until the disposition or refinancing event. Such borrowings have varying maturities and are rolled over until the disposition or a refinancing event. Due to the fact that the timing of such events is unknown and may occur in the near term, these borrowings are considered short-term in nature. Borrowings bear interest at spreads to market rates. Borrowings were secured according to the terms of each facility and are generally secured by the investment purchased with the proceeds of the borrowing and/or the uncalled capital commitment of each respective fund. Certain facilities have commitment fees. When a fund borrows, the proceeds are available only for use by that fund and are not available for the benefit of other funds. Collateral within each fund is also available only against the borrowings by that fund and not against the borrowings of other funds. As of December 31, 2008, the amount disclosed for credit available is $16.5 million less than the maximum amount of one of the facilities. The credit available amount has been limited under the terms of the borrowing facility.

THE BLACKSTONE GROUP L.P.

Notes to Consolidated and Combined Financial Statements

(All Dollars Are in Thousands, Except Unit and Per Unit Data, Except Where Noted)

Scheduled principal payments for long-term borrowings at December 31, 2008 are as follows:

2009	$54,084
2010	33,086
2011	23,558
2012	11,269
2013	2,504
Thereafter	10,117

Total	$134,618

9.	INCOME TAXES

Prior to the Reorganization, Blackstone provided for New York City unincorporated business tax for certain entities based on a statutory rate of 4%. Following the Reorganization, the Blackstone Holdings Partnerships and certain of their subsidiaries will continue to operate in the U.S. as partnerships for U.S. federal income tax purposes and generally as corporate entities in non-U.S. jurisdictions. Accordingly, these entities in some cases continue to be subject to the New York City unincorporated business tax or non-U.S. income taxes. In addition, certain of the wholly-owned subsidiaries of the Partnership and the Blackstone Holdings Partnerships will be subject to federal, state and local corporate income taxes. Blackstone’s effective income tax rate was approximately 0.25%, 0.84% and 0.39% for the years ended December 31, 2008, 2007 and 2006, respectively.

The provision (benefit) for income taxes consists of the following:

	Year Ended December 31,
	2008	2007	2006
Current
Federal Income Tax	$3,936	$11,938	$—
Foreign Income Tax	8,304	5,630	3,433
State and Local Income Tax	25,114	47,346	34,433

	37,354	64,914	37,866

Deferred
Federal Income Tax	(34,090)	(10,287)	—
State and Local Income Tax	(17,409)	(6,934)	(5,932)

	(51,499)	(17,221)	(5,932)

Total Provision (Benefit) for Taxes (a)	$(14,145)	$47,693	$31,934

(a)	Blackstone adopted SFAS No. 160 effective January 1, 2009. As a result of the adoption, Blackstone is required to calculate its provision (benefit) for income taxes on Consolidated Income (Loss) Before Provision for Taxes as opposed to the Income (Loss) Before Provision for Taxes Attributable to the Blackstone Group L.P. Accordingly, under SFAS No. 160, Consolidated Total Provision (Benefit) for Taxes was a benefit of $14.1 million, an expense of $47.7 million and an expense of $31.9 million for the years ended December 31, 2008, 2007 and 2006, respectively. Prior to the adoption of SFAS No. 160, the Total Provision (Benefit) for Taxes Attributable to the Blackstone Group L.P. would have been a benefit of $41.0 million, an expense of $26.0 million and an expense of $31.9 million for the years ended December 31, 2008, 2007 and 2006, respectively.

Deferred income taxes reflect the net tax effects of temporary differences that may exist between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax

THE BLACKSTONE GROUP L.P.

Notes to Consolidated and Combined Financial Statements

(All Dollars Are in Thousands, Except Unit and Per Unit Data, Except Where Noted)

purposes using enacted tax rates in effect for the year in which the differences are expected to reverse. A summary of the tax effects of the temporary differences is as follows:

	December 31,
	2008	2007
Deferred Tax Assets
Fund Management Fees	$5,860	$13,499
Equity-based Compensation	33,224	35,090
Unrealized Loss from Investments	22,464	—
Depreciation and Amortization	731,064	729,766
Net Operating Loss Carry Forward	49,292	—
Other	3,674	—

Total Deferred Tax Assets (a)	$845,578	$778,355

Deferred Tax Liabilities
Depreciation and Amortization	$16,705	$10,253
Unrealized Gains from Investments	—	12,906

Total Deferred Tax Liabilities (a)	$16,705	$23,159

(a)	Blackstone’s Total Deferred Tax Assets are $845.6 million and $778.4 million at December 31, 2008 and December 31, 2007, respectively, and Total Deferred Tax Liabilities are $16.7 million and $23.2 million at December 31, 2008 and 2007, respectively, taking into consideration the adoption of SFAS 160. Prior to the adoption of SFAS No. 160, Blackstone’s Total Deferred Tax Assets would have been $845.4 million and $777.3 million, respectively at December 31, 2008 and 2007 while Total Deferred Tax Liabilities would have been $16.7 million and $23.2 million at December 31, 2008 and 2007, respectively.

Under SFAS No. 109, future realization of tax benefits depends on the expectation of taxable income within a period of time that the tax benefits will reverse. While Blackstone expects to record significant net losses from a financial reporting perspective, Blackstone does not expect to record comparable losses on a tax basis. Whereas the amortization of non-cash equity compensation results in significant expense under GAAP and is a significant contributor to the expected financial reporting losses, for the most part these expenses are not tax deductible and, as a result, do not decrease taxable income or contribute to a taxable loss.

Blackstone has recorded a significant deferred tax asset for the future amortization of tax basis intangibles acquired from the predecessor owners and current owners. The amortization period for these tax basis intangibles is 15 years; accordingly, the related deferred tax assets will reverse over the same period. Blackstone had taxable income in 2007 and thus fully utilized the tax benefit from the amortization of the tax basis intangibles. Blackstone had a taxable loss of $109.0 million in 2008 and will record a total tax benefit of $49.3 million for the benefit of the carryback and carryforward of such taxable loss. Any loss not carried back and utilized against 2007 taxable income will be carried forward. The material portion of the benefit from the loss will not expire until 2028. Blackstone has considered the 15 year amortization period for the tax basis intangibles and the 20 year carryforward period for its taxable loss in evaluating whether it should establish a valuation allowance. In addition, at this time, Blackstone’s projections of future taxable income that include the effects of originating and reversing temporary differences, including those for the tax basis intangibles, indicate that it is more likely than not that the benefits from the deferred tax asset, including the 2008 taxable loss, will be realized. Therefore, Blackstone has determined that no valuation allowance is needed at December 31, 2008.

THE BLACKSTONE GROUP L.P.

Notes to Consolidated and Combined Financial Statements

(All Dollars Are in Thousands, Except Unit and Per Unit Data, Except Where Noted)

The following table reconciles the Provision (Benefit) for Taxes to the U.S. federal statutory tax rate:

	Year Ended December 31,
	2008	2007	2006
Statutory U.S. Federal Income Tax Rate	35.00%	35.00%	35.00%
Income Passed Through to Common Unit Holders and Non-Controlling Interest Holders (a)	(32.68)%	(35.92)%	(35.00)%
Interest Expense	0.75%	(0.09)%	0.00%
Foreign Income Taxes	(0.15)%	0.10%	0.04%
State and Local Income Taxes	(0.19)%	0.69%	0.35%
Equity-based Compensation	(2.48)%	1.06%	0.00%

Effective Income Tax Rate (b)	0.25%	0.84%	0.39%

(a)	Includes income that is not taxable to the Partnership and its subsidiaries. Such income is directly taxable to the Partnership’s unitholders and the non-controlling interest holders.
(b)	As a result of the adoption of SFAS 160, Blackstone is required to calculate its effective tax rate on Consolidated Income (Loss) Before Provision for Taxes as opposed to the Net Income (Loss) Attributable to The Blackstone Group L.P. Accordingly, under SFAS 160, Blackstone’s effective tax rate was 0.25%, 0.84% and 0.39% for the years ended December 31, 2008, 2007 and 2006, respectively. Prior to the adoption of SFAS No. 160, after eliminating the effects of non-controlling interests, Blackstone’s effective tax rate would have been 3.40%, 1.58% and 1.39% for the years ended December 31, 2008, 2007 and 2006, respectively.

Currently, Blackstone does not believe it meets the indefinite reversal criteria of APB Opinion No. 23, Accounting for Income Taxes – Special Areas. Accordingly, where applicable, Blackstone will record a deferred tax liability for a taxable outside basis difference of an investment in a foreign subsidiary.

Blackstone adopted the provisions of FIN 48, which clarifies the accounting and disclosure for uncertainty in tax positions, as defined, on January 1, 2007. Blackstone analyzed its tax filing positions in all of the federal, state and foreign tax jurisdictions where it is required to file income tax returns, as well as for all open tax years in these jurisdictions. Based on this review, no reserves for uncertain income tax positions were required to have been recorded pursuant to FIN 48. In addition, Blackstone determined that it did not need to record a cumulative effect adjustment related to the adoption of FIN 48.

Blackstone recognizes accrued interest and penalties related to uncertain tax positions in operating expenses in the Consolidated and Combined Statements of Operations, which is consistent with the recognition of these items in prior reporting periods. As of December 31, 2008, Blackstone did not have a liability recorded for payment of interest and penalties associated with uncertain tax positions.

Blackstone files its tax returns as prescribed by the tax laws of the jurisdictions in which it operates. In the normal course of business, Blackstone is subject to examination by federal and certain state, local and foreign tax regulators. As of December 31, 2008, Blackstone’s and the predecessor entities’ U.S. federal income tax returns for the years 2005 through 2008 are open under the normal three-year statute of limitations and therefore subject to examination. State and local tax returns are generally subject to audit from 2004 through 2008. Currently, the City of New York is examining certain subsidiaries’ tax returns for the years 2001 through 2006. In addition, HM Revenue and Customs in the U.K. is examining certain U.K. subsidiaries’ tax returns for the years 2004 through 2006. Blackstone does not believe that the outcome of these examinations will require it to record reserves for uncertain tax positions pursuant to FIN 48 or that the outcome will have a material impact on the consolidated and combined financial statements. Blackstone does not believe that it has any tax positions for which it is reasonably possible that it will be required to record significant amounts of unrecognized tax benefits within the next twelve months.

THE BLACKSTONE GROUP L.P.

Notes to Consolidated and Combined Financial Statements

(All Dollars Are in Thousands, Except Unit and Per Unit Data, Except Where Noted)

10.	NET LOSS PER COMMON UNIT

Beginning in the third quarter of 2008, certain unitholders exchanged Blackstone Holdings Partnership Units for Blackstone Common Units. Until the Blackstone Common Units issued in such exchanges are transferred to third parties, the exchanging unitholders will forego any priority distributions referred to below. As a result, net loss available to the common unitholders was allocated between common units entitled to priority distributions and common units not entitled to priority distributions. The Partnership has calculated net loss per unit in accordance with EITF Issue No. 03-06, Participating Securities and the Two-Class Method Under FASB Statement 128 (“EITF 03-06”).

Basic and diluted net loss per common unit for the twelve months ended December 31, 2008 are calculated as follows:

	Year Ended December 31, 2008
	Basic	Diluted
Total Undistributed Loss
Net Loss Allocable to Common Unit Holders	$(1,163,032)	$(1,163,032)
Less: Distributions to Common Unitholders	240,402	240,402

Total Undistributed Loss	$(1,403,434)	$(1,403,434)

Allocation of Total Undistributed Loss
Undistributed Loss—Common Unitholders Entitled to Priority Distributions	$(1,394,271)	$(1,394,271)
Undistributed Loss—Common Unitholders Not Entitled to Priority Distributions	(9,164)	(9,164)

Total Undistributed Loss	$(1,403,434)	$(1,403,434)

Net Loss Per Common Unit—Common Units Entitled to Priority Distributions
Undistributed Loss per Common Unit	$(5.22)	$(5.22)
Priority Distributions	0.90	0.90

Net Loss Per Common Unit—Common Units Entitled to Priority Distributions	$(4.32)	$(4.32)

Net Loss Per Common Unit—Common Units Not Entitled to Priority Distributions
Undistributed Loss per Common Unit	$(3.06)	$(3.06)
Priority Distributions	—	—

Net Loss Per Common Unit—Common Units Not Entitled to Priority Distributions	$(3.06)	$(3.06)

Weighted-Average Common Units Outstanding—Common Units Entitled to Priority Distributions	266,876,031	266,876,031
Weighted-Average Common Units Outstanding—Common Units Not Entitled to Priority Distributions	1,501,373	1,501,373

Total Weighted-Average Common Units Outstanding	268,377,404	268,377,404

For the year ended December 31, 2008, a total of 29,117,068 unvested deferred restricted common units and 831,549,761 Blackstone Holdings Partnership Units were anti-dilutive and as such have been excluded from the calculation of diluted earnings per unit.

THE BLACKSTONE GROUP L.P.

Notes to Consolidated and Combined Financial Statements

(All Dollars Are in Thousands, Except Unit and Per Unit Data, Except Where Noted)

Basic and diluted net loss per common unit for the period June 19, 2007 to December 31, 2007 are calculated as follows:

	June 19, 2007 through December 31, 2007
	Basic	Diluted
Net Loss Allocable to Common Unit Holders	$(335,514)	$(335,514)

Weighted-Average Common Units Outstanding	262,810,720	262,810,720

Net Loss per Common Unit	$(1.28)	$(1.28)

For the period June 19, 2007 to December 31, 2007, a total of 31,249,103 unvested deferred restricted common units and 827,151,349 Blackstone Holdings Partnership Units were anti-dilutive and as such have been excluded from the calculation of diluted earnings per unit.

Cash Distribution Policy

Blackstone’s intention is to distribute to its common unitholders substantially all of The Blackstone Group L.P.’s net after-tax share of our annual adjusted cash flows from operations in excess of amounts determined by its general partner to be necessary or appropriate to provide for the conduct of its business, to make appropriate investments in our business and our funds, to comply with applicable law, any of its debt instruments or other agreements, or to provide for future distributions to its common unitholders for any ensuing quarter. The declaration and payment of any distributions will be at the sole discretion of the general partner, which may change the distribution policy at any time.

The partnership agreements of the Blackstone Holdings partnerships provide that until December 31, 2009, the income (and accordingly distributions) of Blackstone Holdings are to be allocated each year:

•

first, to The Blackstone Group L.P.’s wholly-owned subsidiaries until sufficient income has been so allocated to permit The Blackstone Group L.P. to make aggregate distributions to its common unitholders of $1.20 per common unit on an annualized basis for such year;

•	second, to the other partners of the Blackstone Holdings partnerships until an equivalent amount of income on a partnership interest basis has been allocated to such other partners for such year; and

•	thereafter, pro rata to all partners of the Blackstone Holdings partnerships in accordance with their respective partnership interests.

In addition, the partnership agreements of the Blackstone Holdings partnerships will provide for cash distributions, referred to as “tax distributions,” to the partners of such partnerships if the wholly-owned subsidiaries of The Blackstone Group L.P. which are the general partners of the Blackstone Holdings partnerships determine that the taxable income of the relevant partnership will give rise to taxable income for its partners. Generally, these tax distributions will be computed based on Blackstone’s estimate of the net taxable income of the relevant partnership allocable to a partner multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate prescribed for an individual or corporate resident in New York, New York (taking into account the nondeductibility of certain expenses and the character of our income). The Blackstone Holdings partnerships will make tax distributions only to the extent distributions from such partnerships for the relevant year were otherwise insufficient to cover such tax liabilities.

Until December 31, 2009, Blackstone personnel and others with respect to their Blackstone Holdings Partnership Units will not receive any distributions (other than tax distributions in the circumstances specified

THE BLACKSTONE GROUP L.P.

Notes to Consolidated and Combined Financial Statements

(All Dollars Are in Thousands, Except Unit and Per Unit Data, Except Where Noted)

above) for a year unless and until our common unitholders receive aggregate distributions of $1.20 per common unit for such year. Blackstone does not intend to maintain this priority allocation after December 31, 2009.

Unit Repurchase Program

In January 2008, Blackstone announced that the Board of Directors of its general partner, Blackstone Group Management L.L.C., had authorized the repurchase by Blackstone of up to $500 million of Blackstone Common Units and Blackstone Holdings Partnership Units. Under this unit repurchase program, units may be repurchased from time to time in open market transactions, in privately negotiated transactions or otherwise. The timing and the actual number of Blackstone Common Units and Blackstone Holdings Partnership Units repurchased will depend on a variety of factors, including legal requirements, price and economic and market conditions. This unit repurchase program may be suspended or discontinued at any time and does not have a specified expiration date. During the year ended December 31, 2008, Blackstone repurchased a combination of 9,221,979 vested and unvested Blackstone Holdings Partnership Units and Blackstone Common Units as part of the unit repurchase program for a total cost of $130.1 million.

11.	EQUITY-BASED COMPENSATION

The Partnership has granted equity-based compensation awards to Blackstone’s senior managing directors, non-partner professionals, non-professionals and selected external advisors under the Partnership’s 2007 Equity Incentive Plan (the “Equity Plan”), the majority of which to date were granted in connection with the IPO. The Equity Plan allows for the granting of options, unit appreciation rights or other unit-based awards (units, restricted units, restricted common units, deferred restricted common units, phantom restricted common units or other unit-based awards based in whole or in part on the fair value of the Blackstone Common Units or Blackstone Holdings Partnership Units). As of January 1, 2008, the Partnership had the ability to grant 162,109,845 units under the Equity Plan during the year ended December 31, 2008.

For the year ended December 31, 2008, the Partnership recorded compensation expense of $3.30 billion in relation to its equity-based awards with a corresponding tax benefit of $16.4 million. The Partnership recorded compensation expense of $1.77 billion for the period June 19, 2007 through December 31, 2007. As of December 31, 2008, there was $9.22 billion of estimated unrecognized compensation expense related to unvested awards. That cost is expected to be recognized over a weighted-average period of 4.9 years.

Total vested and unvested outstanding units, including Blackstone Common Units, Blackstone Holdings Partnership Units and deferred restricted common units, were 1,135,164,858 as of December 31, 2008. Total outstanding unvested phantom units were 532,794 as of December 31, 2008.

THE BLACKSTONE GROUP L.P.

Notes to Consolidated and Combined Financial Statements

(All Dollars Are in Thousands, Except Unit and Per Unit Data, Except Where Noted)

A summary of the status of the Partnership’s unvested equity-based awards as of December 31, 2008 and a summary of changes during the period January 1, 2008 through December 31, 2008, are presented below:

	Blackstone Holdings		The Blackstone Group L.P.
			Equity Settled Awards		Cash Settled Awards
Unvested Units	Partnership Units	Weighted- Average Grant Date Fair Value	Deferred Restricted Common Units	Weighted- Average Grant Date Fair Value	Phantom Units	Weighted- Average Grant Date Fair Value
Balance, December 31, 2007	439,153,982	$31.00	34,734,870	$26.65	967,923	$27.23
Granted	7,792,405	8.52	2,851,469	9.39	24,630	16.52
Repurchased	(7,510,488)	31.00	—	—	—	—
Vested	(83,502,416)	29.35	(7,664,625)	23.90	(380,492)	28.11
Exchanged	(128,200)	31.00	167,271	19.62	3,333	15.11
Forfeited	(1,493,851)	31.00	(1,519,377)	26.65	(82,600)	26.76

Balance, December 31, 2008	354,311,432	30.89	28,569,608	25.90	532,794	26.09

During 2008, the Partnership modified certain senior managing directors’ Blackstone Holdings Partnership Unit award agreements and subsequently repurchased under the unit repurchase program both vested and unvested units in conjunction with the modifications. A percentage of the cash settlement was paid up front to the senior managing directors and the remaining percentage of the settlement will be held in escrow and in certain cases earned over a specified service period. At the date of such modifications, the Partnership recognized total compensation expense of $185.5 million, which is included in the total equity-based compensation expense of $3.30 billion, related to the modifications and cash settlement. Additional compensation expense related to the portion of the settlement held in escrow will be recognized over the specified service period which ranges from approximately 18 to 50 months.

Units Expected to Vest

The following unvested units, as of December 31, 2008, are expected to vest:

	Units	Weighted-Average Service Period in Years
Blackstone Holdings Partnership Units	329,270,976	4.7
Deferred Restricted Blackstone Common Units	23,359,795	5.1

Total Equity-Based Awards	352,630,771	4.7

Phantom Units	456,432	1.3

Equity-Settled and Cash-Settled Awards

The Partnership has granted deferred restricted common units to the non-senior managing director professionals, analysts and senior finance and administrative personnel and selected external advisors and phantom units (cash settled equity-based awards) to the other non-senior managing director employees. Holders of deferred restricted common units and phantom units are not entitled to any voting rights. Only phantom units are to be settled in cash.

Equity-Settled Awards. The fair values have been derived based on the closing price of Blackstone’s common stock on the date of the grant, multiplied by the number of unvested awards and expensed over the assumed service period, which ranges from 1 to 8 years. Additionally, the calculation of the compensation expense assumes forfeiture rates based upon historical turnover rates, ranging from 1% to 18% annually by employee class, and a per unit discount, ranging from $0.58 to $9.83 as a majority of these unvested awards do not contain distribution participation rights. In most cases, the Partnership will not make any distributions with respect to

THE BLACKSTONE GROUP L.P.

Notes to Consolidated and Combined Financial Statements

(All Dollars Are in Thousands, Except Unit and Per Unit Data, Except Where Noted)

unvested deferred restricted common units. However, there are certain grantees who receive distributions on both vested and unvested deferred restricted common units.

Cash-Settled Awards. Subject to a non-senior managing director employee’s continued employment with Blackstone, the phantom units will vest in equal installments on each of the first, second and third anniversaries of the IPO or, in the case of certain term analysts, in a single installment on the date that the employee completes his or her current contract period with Blackstone. On each such vesting date, Blackstone will deliver cash to the holder in an amount equal to the number of phantom units held multiplied by the then fair market value of the Blackstone common units on such date. Additionally, the calculation of the compensation expense assumes forfeiture rates based upon historical turnover rates, ranging from 1% to 18% annually by employee class. Blackstone is accounting for these cash settled awards as a liability calculated in accordance with the provisions of SFAS No. 123(R).

Blackstone paid $6.7 million and $0.5 million to non-senior managing director employees in settlement of phantom units for the year ended December 31, 2008 and for the period June 19 through December 31, 2007, respectively.

Blackstone Holdings Partnership Units

At the time of the Reorganization, Blackstone’s predecessor owners and selected advisors received 827,516,625 Blackstone Holdings Partnership Units, of which 387,805,088 were vested and 439,711,537 to vest over a period of up to 8 years from the IPO date. Subsequent to the Reorganization, the Partnership has granted Blackstone Holdings Partnership Units to newly hired senior managing directors. The Partnership is accounting for the unvested Blackstone Holdings Partnership Units as compensation expense in accordance with SFAS No. 123(R). The fair values have been derived based on the closing price of Blackstone’s common stock on the date of the grant, or $31 (based on the initial public offering price per Blackstone Common Unit) for those units issued at the time of the Reorganization, multiplied by the number of unvested awards and expensed over the assumed service period which ranges from 1 to 8 years. Additionally, the calculation of the compensation expense assumes a forfeiture rate of up to 16%, based on historical experience.

Performance Awards

The Partnership has also granted performance-based awards. These awards are based on the performance of certain businesses over the five-year period beginning January 2008, relative to a predetermined threshold. As of December 31, 2008, the thresholds for 2008 were not met and the Partnership has determined that there is too much uncertainty in the probability that the threshold will be exceeded in future periods. As such, the Partnership has not recorded any expense related to these awards for the year ended December 31, 2008. The Partnership will continue to review the performance of these businesses, and, if necessary, will record an expense over the corresponding service period based on the most probable level of anticipated performance. This award will be accounted for as a liability under the guidance provided in SFAS No. 123(R) and SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, as the number of units to be granted in 2012 is dependent upon variations in something other than the fair value of the issuer’s equity shares, i.e., the businesses’ five-year profitability.

Acquisition of GSO Capital Partners LP

In conjunction with the acquisition of GSO, the Partnership entered into equity-based compensation arrangements with certain GSO senior managing directors and other personnel. The arrangements stipulate that the recipient receive cash, equity instruments or a combination of cash and equity instruments to be earned over service periods ranging from three to five years or based upon the realization of specified earnings targets over the period 2008 through 2012. For the non-performance dependent compensation arrangements, the Partnership will recognize the estimated expense on a straight-line basis over the service period. For the performance-based compensation arrangements tied to specified earnings targets, the Partnership estimates compensation expense based upon whether

THE BLACKSTONE GROUP L.P.

Notes to Consolidated and Combined Financial Statements

(All Dollars Are in Thousands, Except Unit and Per Unit Data, Except Where Noted)

it is probable that forecasted earnings will meet or exceed the required earnings targets and if so, recognizes the expense over the earnings period.

12.	RELATED PARTY TRANSACTIONS

Affiliate Receivables and Payables

Blackstone Group considers its Founders, senior managing directors, employees, the Blackstone Funds and the Portfolio Companies to be affiliates. As of December 31, 2008 and 2007, Due from Affiliates and Due to Affiliates were comprised of the following:

	December 31, 2008	December 31, 2007
Due from Affiliates

Primarily Interest Bearing Advances Made on Behalf of Certain Non-Controlling Interest Holders and Blackstone Employees for Investments in Blackstone Funds	$175,268	$143,849
Payments Made on Behalf of Non-Consolidated Entities	58,536	204,701
Management and Performance Fees Due from Non-Consolidated Funds of Funds	50,774	90,696
Amounts Due from Portfolio Companies and Funds	72,376	43,683
Advances Made to Certain Non-Controlling Interest Holders and Blackstone Employees	8,130	9,749
Investments Redeemed in Non-Consolidated Funds of Funds	496,350	363,176

	$861,434	$855,854

Due to Affiliates
Due to Certain Non-Controlling Interest Holders in Connection with the Tax Receivable Agreement	$722,449	$689,119
Accrual for Potential Repayment of Previously Received Performance Fees and Allocations	260,018	—
Due to Predecessor Owners and Blackstone Employees	—	65,995
Distributions Received on Behalf of Certain Non-Controlling Interest Holders and Blackstone Employees	262,737	71,065
Distributions Received on Behalf of Non-Consolidated Entities	22,938	3,315
Payments Made by Non-Consolidated Entities	17,435	2,115

	$1,285,577	$831,609

Interests of the Founders, Senior Managing Directors and Employees

In addition, the Founders, senior managing directors and employees invest on a discretionary basis in the Blackstone Funds both directly and through consolidated entities. Their investments may be subject to preferential management fee and performance fee and allocation arrangements. As of December 31, 2008 and 2007, the Founders’, other senior managing directors’ and employees’ investments aggregated $507.2 million and $1.27 billion, respectively, and the Founders’, other senior managing directors’ and employees’ share of the Net Income (Loss) Attributable to Redeemable Non-Controlling and Non-Controlling Interests in Consolidated Entities aggregated $(281.7) million, $279.7 million and $398.7 million for the years ended December 31, 2008, 2007 and 2006, respectively.

THE BLACKSTONE GROUP L.P.

Notes to Consolidated and Combined Financial Statements

(All Dollars Are in Thousands, Except Unit and Per Unit Data, Except Where Noted)

Revenues Earned from Affiliates

Management and Advisory Fees earned from affiliates totaled $188.3 million, $595.0 million and $405.3 million for the years ended December 31, 2008, 2007 and 2006, respectively. Fees relate primarily to transaction and monitoring fees which are made in the ordinary course of business and under terms that would have been obtained from unaffiliated third parties.

Loans to Affiliates

Loans to affiliates consist of interest-bearing advances to certain Blackstone individuals to finance their investments in certain Blackstone Funds. These loans earn interest at Blackstone’s cost of borrowing and such interest totaled $6.0 million, $6.5 million, and $7.0 million for the years ended December 31, 2008, 2007 and 2006, respectively. No such loans that were outstanding as of December 31, 2008 were made to any director or executive officer of Blackstone since March 22, 2007, the date of Blackstone’s initial filing with the Securities and Exchange Commission of a registration statement relating to its initial public offering.

Contingent Repayment Guarantee

Blackstone and its personnel who have received carried interest distributions have guaranteed payment on a several basis (subject to a cap), to the corporate private equity, real estate and certain credit-oriented funds of any contingent repayment (clawback) obligation with respect to the excess carried interest allocated to the general partners of such funds and indirectly received thereby to the extent that either Blackstone or its personnel fails to fulfill its clawback obligation, if any.

Carried interest is subject to clawback to the extent that the carried interest actually distributed to date exceeds the amount due to Blackstone based on cumulative results. As such, the accrual for contingent repayments (“clawback”), which is a component of Due to Affiliates, represents amounts previously distributed to Blackstone Holdings and non-controlling interest holders that would need to be repaid to the Blackstone Funds if the Blackstone carry funds were to be liquidated based on the current fair value of the underlying funds’ investments as of December 31, 2008. Such obligations were $260.0 million as of December 31, 2008, of which $109.8 million related to Blackstone Holdings and $150.2 million related to non-controlling interest holders. No such obligation existed as of December 31, 2007.

Aircraft and Other Services

In the normal course of business, Blackstone personnel have made use of aircraft owned as personal assets of the Founders (“Personal Aircraft”). In addition, on occasion, the Founders and their families have made use of an aircraft in which Blackstone owns a fractional interest, as well as other assets of Blackstone. The Founders paid for their respective purchases of the aircraft themselves and bear all operating, personnel and maintenance costs associated with their operation. In addition, the Founders are charged for their and their families’ personal use of Blackstone assets based on market rates and usage. Payment by Blackstone for the use of the Personal Aircraft by other Blackstone employees are made at market rates. Personal use of Blackstone resources are also reimbursed to Blackstone at market rates. The transactions described herein are not material to the consolidated and combined financial statements.

Tax Receivable Agreement

Blackstone used a portion of the proceeds from the IPO and the sale of non-voting common units to Beijing Wonderful Investments to purchase interests in the predecessor businesses from certain non-controlling interest holders. In addition, holders of Blackstone Holdings Partnership Units may exchange their Blackstone Holdings Partnership Units for Blackstone Common Units on a one-for-one basis. The purchase and subsequent exchanges are expected to result in increases in the tax basis of the tangible and intangible assets of Blackstone Holdings and therefore reduce the amount of tax that Blackstone’s wholly-owned subsidiaries would otherwise be required to pay in the future.

THE BLACKSTONE GROUP L.P.

Notes to Consolidated and Combined Financial Statements

(All Dollars Are in Thousands, Except Unit and Per Unit Data, Except Where Noted)

Certain subsidiaries of the Partnership which are corporate taxpayers have entered into tax receivable agreements with each of the certain non-controlling interest holders and additional tax receivable agreements have been executed, and will continue to be executed, with newly-admitted senior managing directors and others who acquire Blackstone Holdings Partnership Units. The agreements provide for the payment by the corporate taxpayers to such owners of 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax that the corporate taxpayers actually realize as result of the aforementioned increases in tax basis and of certain other tax benefits related to entering into these tax receivable agreements. For purposes of the tax receivable agreements, cash savings in income tax will be computed by comparing the actual income tax liability of the corporate taxpayers to the amount of such taxes that the corporate taxpayers would have been required to pay had there been no increase to the tax basis of the tangible and intangible assets of Blackstone Holdings as a result of the exchanges and had the corporate taxpayers not entered into the tax receivable agreements.

Assuming no material changes in the relevant tax law and that the corporate taxpayers earn sufficient taxable income to realize the full tax benefit of the increased amortization of the assets, the expected future payments under the tax receivable agreements (which are taxable to the recipients) will aggregate $722.4 million over the next 15 years. The present value of these estimated payments totals $146.5 million assuming a 15% discount rate and using Blackstone’s most recent projections relating to the estimated timing of the benefit to be received. Future payments under the tax receivable agreements in respect of subsequent exchanges would be in addition to these amounts. The payments under the tax receivable agreement are not conditioned upon continued ownership of Blackstone equity interests by the pre-IPO owners and the others mentioned above. In January 2009 payments totaling $17,018,960 were made to certain pre-IPO owners in accordance with the tax receivable agreement and related to tax benefits we received for the 2007 taxable year.

Other

Blackstone does business with and on behalf of some of its Portfolio Companies; all such arrangements are on a negotiated basis.

13.	COMMITMENTS AND CONTINGENCIES

Guarantees – Blackstone had approximately $12.0 million of letters of credit outstanding to provide collateral support related to a credit facility at December 31, 2008.

Certain real estate funds guarantee payments to third parties in connection with the on-going business activities and/or acquisitions of their Portfolio Companies. At December 31, 2008, such guarantees amounted to $5.0 million.

Debt Covenants – Blackstone’s debt obligations contain various customary loan covenants. In management’s opinion, these covenants do not materially restrict Blackstone’s investment or financing strategy. Blackstone was in compliance with all of its loan covenants as of December 31, 2008.

Investment Commitments – The Blackstone Funds had signed investment commitments with respect to investments representing commitments of $33.8 million as of December 31, 2008. Included in this is $0.5 million of signed investment commitments for portfolio company acquisitions in the process of closing.

The general partners of the Blackstone Funds had unfunded commitments to each of their respective funds totaling $1.39 billion as of December 31, 2008.

THE BLACKSTONE GROUP L.P.

Notes to Consolidated and Combined Financial Statements

(All Dollars Are in Thousands, Except Unit and Per Unit Data, Except Where Noted)

Certain of Blackstone’s funds of hedge funds not consolidated in these financial statements have unfunded investment commitments to unaffiliated hedge funds of $1.79 billion as of December 31, 2008. The funds of hedge funds consolidated in these financial statements may, but are not required to, allocate assets to these funds.

Contingent Obligations (Clawback) – Included within Net Gains (Losses) from Fund Investment Activities in the Consolidated and Combined Statements of Operations are gains from Blackstone Fund investments. The portion of net gains attributable to non-controlling interest holders is included within Non-Controlling Interests in Income of Consolidated Entities. Net gains attributable to non-controlling interest holders are net of carried interest earned by Blackstone. Carried interest is subject to clawback to the extent that the carried interest received to date exceeds the amount due to Blackstone based on cumulative results. If, at December 31, 2008, all of the investments held by the carry funds, which are at fair value, were deemed worthless, a possibility that management views as remote, the amount of carried interest subject to potential clawback would be $1.37 billion, on an after tax basis where applicable, of which $334.3 million related to Blackstone Holdings and $1.03 billion related to current and former Blackstone personnel. These amounts are inclusive of the amounts described in Note 12 under Contingent Repayment Guarantee. A portion of the carried interest paid to current and former Blackstone personnel is held in segregated accounts in the event of a cash clawback obligation. These segregated accounts and most of the collateralized accounts are not included in the financial statements of the Partnership. At December 31, 2008, $472.8 million was held in such segregated accounts.

Contingent Performance Fees and Allocations – There were no performance fees and allocations related to hedge funds for the year ended December 31, 2008 attributable to arrangements where the measurement period has not ended.

Litigation – From time to time, Blackstone is named as a defendant in legal actions relating to transactions conducted in the ordinary course of business. After consultation with legal counsel, management believes the ultimate liability arising from such actions that existed as of December 31, 2008, if any, will not materially affect Blackstone’s results of operations, financial position or cash flows.

Operating Leases – The Partnership leases office space under non-cancelable lease and sublease agreements, which expire on various dates through 2024. Occupancy lease agreements, in addition to base rentals, generally are subject to escalation provisions based on certain costs incurred by the landlord, and are recognized on a straight-line basis over the term of the lease agreement. Rent expense includes base contractual rent and variable costs such as building expenses, utilities, taxes and insurance. Rent expense for the years ended December 31, 2008, 2007 and 2006, was $40.7 million, $30.2 million and $23.9 million, respectively. At December 31, 2008 and 2007, the Partnership maintained irrevocable standby letters or credit cash deposits as security for the leases of $10.4 million and $7.3 million, respectively. As of December 31, 2008, the approximate aggregate minimum future payments, net of sublease income, required on the operating leases are as follows:

2009	$43,697
2010	51,803
2011	45,990
2012	44,875
2013	45,100
Thereafter	325,962

$557,427

14.	SEGMENT REPORTING

Blackstone transacts its primary business in the United States and substantially all of its revenues are generated domestically.

THE BLACKSTONE GROUP L.P.

Notes to Consolidated and Combined Financial Statements

(All Dollars Are in Thousands, Except Unit and Per Unit Data, Except Where Noted)

Blackstone conducts its alternative asset management and financial advisory businesses through four reportable segments:

•	Corporate Private Equity – Blackstone’s Corporate Private Equity segment comprises its management of corporate private equity funds.

•	Real Estate – Blackstone’s Real Estate segment comprises its management of general real estate funds and internationally focused real estate funds.

•

Credit and Marketable Alternatives – Blackstone’s Credit and Marketable Alternatives segment whose consistent focus is current earnings comprises its management of funds of hedge funds, credit-oriented funds, CLO vehicles, publicly-traded closed-end mutual funds. GSO’s results from the date of acquisition have been included in this segment. This segment, formerly known as Marketable Alternative Asset Management, has been renamed to better reflect the product mix in this segment. This does not reflect a change to the underlying businesses or how they are reflected in Blackstone’s results of operations.

•

Financial Advisory – Blackstone’s Financial Advisory segment comprises its corporate and mergers and acquisitions advisory services, restructuring and reorganization advisory services and Park Hill Group, which provides fund placement services for alternative investment funds.

These business segments are differentiated by their various sources of income, with the Corporate Private Equity, Real Estate and Credit and Marketable Alternatives segments primarily earning their income from management fees and investment returns on assets under management, while the Financial Advisory segment primarily earns its income from fees related to investment banking services and advice and fund placement services.

Economic Net Income (“ENI”) is a key performance measure used by management. ENI represents segment net income excluding the impact of income taxes and transaction-related items, including charges associated with equity-based compensation, the amortization of intangibles and corporate actions including acquisitions. Blackstone’s historical combined financial statements for periods prior to the IPO do not include these transaction-related charges nor do such financial statements reflect certain compensation expenses including performance payment arrangements associated with senior managing directors, departed partners and other selected employees. Those compensation expenses were accounted for as partnership distributions prior to the IPO but are included in the financial statements for the periods following the IPO as a component of compensation and benefits expense. The aggregate of ENI for all reportable segments equals Total Reportable Segment ENI. ENI is used by management primarily in making resource deployment and compensation decisions across Blackstone’s four segments.

Management makes operating decisions and assesses the performance of each of Blackstone’s business segments based on financial and operating metrics and data that is presented without the consolidation of any of the Blackstone Funds that are consolidated into the consolidated and combined financial statements. Consequently, all segment data excludes the assets, liabilities and operating results related to the Blackstone Funds.

THE BLACKSTONE GROUP L.P.

Notes to Consolidated and Combined Financial Statements

(All Dollars Are in Thousands, Except Unit and Per Unit Data, Except Where Noted)

The following table presents the financial data for Blackstone’s four reportable segments as of and for the year ended December 31, 2008:

	December 31, 2008 and the Year then Ended
			Credit and		Total
	Corporate	Real	Marketable	Financial	Reportable
	Private Equity	Estate	Alternatives	Advisory	Segments
Segment Revenues
Management Fees
Base Management Fees	$268,961	$295,921	$476,836	$—	$1,041,718
Advisory Fees	—	—	—	397,519	397,519
Transaction and Other Fees	80,950	36,046	8,516	—	125,512
Management Fee Offsets	(34,016)	(4,969)	(6,606)	—	(45,591)

Total Management and Advisory Fees	315,895	326,998	478,746	397,519	1,519,158
Performance Fees and Allocations	(430,485)	(819,023)	2,259	—	(1,247,249)
Investment Income (Loss) and Other	(171,580)	(225,984)	(329,485)	13,047	(714,002)

Total Revenues	(286,170)	(718,009)	151,520	410,566	(442,093)

Expenses
Compensation and Benefits	16,206	76,793	240,955	234,755	568,709
Other Operating Expenses	90,130	55,782	106,027	67,277	319,216

Total Expenses	106,336	132,575	346,982	302,032	887,925

Economic Net Income (Loss)	$(392,506)	$(850,584)	$(195,462)	$108,534	$(1,330,018)

Segment Assets	$2,534,153	$1,679,118	$2,617,158	$550,214	$7,380,643

The following table reconciles the Total Reportable Segments to Blackstone’s Income (Loss) Before Provision (Benefit) for Taxes and Total Assets as of and for the year ended December 31, 2008:

	December 31, 2008 and the Year then Ended
	Total	Consolidation		Blackstone
	Segments	Adjustments		Consolidated
Revenues	$(442,093)	$92,732	(a)	$(349,361)
Expenses	$887,925	$3,498,677	(b)	$4,386,602
Other Income (Loss)	$—	$(872,336	)(c)	$(872,336)
Economic Net Income (Loss)	$(1,330,018)	$(4,278,281	)(d)	$(5,608,299)
Total Assets	$7,380,643	$1,881,544	(e)	$9,262,187

(a)	The Revenues adjustment principally represents management and performance fees and allocations earned from Blackstone Funds to arrive at Blackstone consolidated and combined revenues which were eliminated in consolidation.
(b)	The Expenses adjustment represents the addition of expenses of the consolidated Blackstone Funds to the Blackstone unconsolidated expenses, amortization of intangibles and expenses related to equity-based compensation to arrive at Blackstone consolidated and combined expenses.
(c)	The Other Income adjustment results from the following:

Year Ended
December 31, 2008
Fund Management Fees and Performance Fees and Allocations Eliminated in Consolidation	$(105,418)
Fund Expenses Added in Consolidation	66,046
Non-Controlling Interests in Income (Loss) of Consolidated Entities	(832,964)

Total Consolidation Adjustments	$(872,336)

THE BLACKSTONE GROUP L.P.

Notes to Consolidated and Combined Financial Statements

(All Dollars Are in Thousands, Except Unit and Per Unit Data, Except Where Noted)

(d)	The reconciliation of Economic Net Income (Loss) to Income (Loss) Before Benefit for Taxes as reported in the Consolidated and Combined Statements of Operations consists of the following:

Year Ended
December 31, 2008
Economic Net Income (Loss)	$(1,330,018)

Adjustments
Amortization of Intangibles	(153,237)
Transaction-Related Charges	(3,331,722)
Other Adjustments	(999)
Income (Loss) Associated with Non-Controlling Interests in Income (Loss) of Consolidated Entities	(792,323)

Total Adjustments	(4,278,281)

Income (Loss) Before Benefit for Taxes	$(5,608,299)

(e)	The Total Assets adjustment represents the addition of assets of the consolidated Blackstone Funds to the Blackstone unconsolidated assets to arrive at Blackstone consolidated and combined assets.

The following table presents financial data for Blackstone’s four reportable segments as of and for the year ended December 31, 2007:

	December 31, 2007 and the Year then Ended
			Credit and		Total
	Corporate	Real	Marketable	Financial	Reportable
	Private Equity	Estate	Alternatives	Advisory	Segments
Segment Revenues
Management Fees
Base Management Fees	$254,843	$233,072	$316,337	$—	$804,252
Advisory Fees	—	—	—	360,284	360,284
Transaction and Other Fees	178,071	348,410	6,630	—	533,111
Management Fee Offsets	(65,035)	(11,717)	(33)	—	(76,785)

Total Management and Advisory Fees	367,879	569,765	322,934	360,284	1,620,862
Performance Fees and Allocations	379,917	623,951	156,980	—	1,160,848
Investment Income (Loss) and Other	117,533	135,827	148,082	7,374	408,816

Total Revenues	865,329	1,329,543	627,996	367,658	3,190,526

Expenses
Compensation and Benefits	96,402	145,146	150,330	132,633	524,511
Other Operating Expenses	78,473	54,829	74,728	39,037	247,067

Total Expenses	174,875	199,975	225,058	171,670	771,578

Economic Net Income	$690,454	$1,129,568	$402,938	$195,988	$2,418,948

Segment Assets	$2,680,976	$3,282,023	$3,041,214	$584,688	$9,588,901

THE BLACKSTONE GROUP L.P.

Notes to Consolidated and Combined Financial Statements

(All Dollars Are in Thousands, Except Unit and Per Unit Data, Except Where Noted)

The following table reconciles the Total Reportable Segments to Blackstone’s Income Before Provision for Taxes as of and for the year ended December 31, 2007:

	December 31, 2007 and the Year then Ended
	Total	Consolidation		Blackstone
	Segments	Adjustments		Consolidated
Revenues	$3,190,526	$(140,378	)(a)	$3,050,148
Expenses	$771,578	$1,993,266	(b)	$2,764,844
Other Income	$—	$5,423,132	(c)	$5,423,132
Economic Net Income	$2,418,948	$3,289,488	(d)	$5,708,436
Total Assets	$9,588,901	$3,586,344	(e)	$13,175,245

(a)	The Revenues adjustment principally represents management and performance fees and allocations earned from Blackstone Funds to arrive at Blackstone combined revenues which were eliminated in consolidation.
(b)	The Expenses adjustment represents the addition of expenses of the consolidated Blackstone Funds to the Blackstone unconsolidated expenses to arrive at Blackstone consolidated and combined expenses.
(c)	The Other Income adjustment results from the following:

Year Ended
December 31, 2007
Fund Management Fees and Performance Fees and Allocations Eliminated in Consolidation	$131,978
Fund Expenses Added in Consolidation	151,919
Non-Controlling Interests in Income of Consolidated Entities	5,139,235

Total Consolidation Adjustments	$5,423,132

(d)	The reconciliation of Economic Net Income to Income Before Provision for Taxes as reported in the Consolidated and Combined Statements of Operations consists of the following:

Year Ended
December 31, 2007
Economic Net Income	$2,418,948

Adjustments
Amortization of Intangibles	(117,607)
Transaction-Related Charges	(1,732,134)
Other Adjustments	(6)
Income Associated with Non-Controlling Interests in Income of Consolidated Entities	5,139,235

Total Adjustments	3,289,488

Income Before Provision for Taxes	$5,708,436

(e)	The Total Assets adjustment represents the addition of assets of the consolidated Blackstone Funds to the Blackstone unconsolidated assets to arrive at Blackstone consolidated and combined assets.

THE BLACKSTONE GROUP L.P.

Notes to Consolidated and Combined Financial Statements

(All Dollars Are in Thousands, Except Unit and Per Unit Data, Except Where Noted)

The following table presents financial data for Blackstone’s four reportable segments for the year ended December 31, 2006:

	December 31, 2006 and the Year then Ended
			Credit and		Total
	Corporate	Real	Marketable	Financial	Reportable
	Private Equity	Estate	Alternatives	Advisory	Segments
Segment Revenues
Management Fees
Base Management Fees	$222,509	$128,041	$183,027	$—	$533,577
Advisory Fees	—	—	—	256,914	256,914
Transaction and Other Fees	199,455	144,541	6,581	—	350,577
Management Fee Offsets	(17,668)	(9,452)	(1,215)	—	(28,335)

Total Management and Advisory Fees	404,296	263,130	188,393	256,914	1,112,733
Performance Fees and Allocations	594,494	633,596	67,322	—	1,295,412
Investment Income and Other	128,787	102,444	64,751	3,408	299,390

Total Revenues	1,127,577	999,170	320,466	260,322	2,707,535

Expenses
Compensation and Benefits	61,882	67,767	74,855	45,563	250,067
Other Operating Expenses	55,841	28,659	53,942	20,886	159,346

Total Expenses	117,723	96,426	128,797	66,449	409,395

Economic Net Income	$1,009,854	$902,744	$191,669	$193,873	$2,298,140

The following table reconciles the Total Reportable Segments to Blackstone’s Income Before Provision for Taxes for the year ended December 31, 2006:

	Year then Ended December 31, 2006
				Blackstone
	Total Segments	Consolidation Adjustments		Consolidated and Combined
Revenues	$2,707,535	$(90,108	)(a)	$2,617,429
Expenses	$409,395	$143,692	(b)	$553,089
Other Income	$—	$6,090,145	(c)	$6,090,145
Economic Net Income	$2,298,140	$5,856,345		$8,154,485

(a)	The Revenues adjustment principally represents management and performance fees and allocations earned from Blackstone Funds to arrive at Blackstone combined revenues which were eliminated in consolidation.
(b)	The Expenses adjustment represents the addition of expenses of the consolidated Blackstone Funds to the Blackstone unconsolidated expenses to arrive at Blackstone consolidated and combined expenses.
(c)	The Other Income adjustment results from the following:

Year Ended
December 31, 2006
Fund Management Fees and Performance Fees and Allocations Eliminated in Consolidation	$90,108
Fund Expenses Added in Consolidation	143,692
Non-Controlling Interests in Income of Consolidated Entities	5,856,345

Total Consolidation Adjustments	$6,090,145

THE BLACKSTONE GROUP L.P.

Notes to Consolidated and Combined Financial Statements

(All Dollars Are in Thousands, Except Unit and Per Unit Data, Except Where Noted)

15.	QUARTERLY FINANCIAL DATA (UNAUDITED)

	Three Months Ended
	March 31, 2008	June 30, 2008	September 30, 2008	December 31, 2008
Revenues	$68,523	$353,652	$(160,254)	$(611,282)
Expenses	1,098,063	1,163,808	1,132,698	992,033
Other Income (Loss)	(215,636)	189,678	(550,755)	(295,623)

Income (Loss) Before Provision for Taxes	(1,245,176)	(620,478)	(1,843,707)	(1,898,938)

Net Income (Loss)	$(1,254,157)	$(594,627)	$(1,822,345)	$(1,923,025)

Net Income (Loss) Attributable to The Blackstone Group L.P.	$(250,993)	$(156,531)	$(340,331)	$(415,177)

Net Loss Per Common Unit—Basic and Diluted
Common Units Entitled to Priority Distributions	$(0.95)	$(0.60)	$(1.26)	$(1.51)

Common Units Not Entitled to Priority Distributions	N/A	N/A	$(1.56)	$(1.51)

Priority Distributions Declared (2)	$0.30	$0.30	$0.30	$0.30

	Three Months Ended
	March 31, 2007	June 30, 2007	September 30, 2007	December 31, 2007
Revenues	$1,226,368	$952,128	$526,686	$344,966
Expenses	172,150	476,968	1,050,995	1,064,731
Other Income	3,036,482	2,360,343	9,884	16,423

Income (Loss) Before Provision for Taxes	4,090,700	2,835,503	(514,425)	(703,342)

Net Income (Loss)	$4,076,731	$2,837,912	$(520,266)	$(757,367)

Net Income (Loss) Attributable to The Blackstone Group L.P.	$—	$(52,324)	$(113,190)	$(170,000)

Net Loss Per Common Unit—Basic and Diluted
Common Units Entitled to Priority Distributions	N/A	$(0.20)	$(0.43)	$(0.65)

Common Units Not Entitled to Priority Distributions	N/A	N/A	N/A	N/A

Priority Distributions Declared (2)				$0.30

(1)	Refer to “Reorganization of the Partnership” in Note 1 for further discussion.
(2)	Distributions declared reflects the calendar date of the declaration of each distribution.

16.	EMPLOYEE BENEFIT PLANS

The Partnership provides a 401(k) plan (the “Plan”) for eligible employees in the United States. For certain finance and administrative professionals who are participants in the Plan, the Partnership contributes 2% of such professional’s pretax annual compensation up to a maximum of one thousand six hundred dollars. In addition, the

THE BLACKSTONE GROUP L.P.

Notes to Consolidated and Combined Financial Statements

(All Dollars Are in Thousands, Except Unit and Per Unit Data, Except Where Noted)

Partnership will contribute 50% of the first 4% of pretax annual compensation contributed by such professional participants with a maximum matching contribution of one thousand six hundred dollars. For the years ended December 31, 2008, 2007 and 2006, the Partnership incurred expenses of $1.3 million, $0.9 million and $0.6 million in connection with such Plan.

The Partnership provides a defined contribution plan for eligible employees in the United Kingdom (“UK Plan”). All United Kingdom employees are eligible to contribute to the UK Plan after three months of qualifying service. The Partnership contributes a percentage of an employee’s annual salary, subject to United Kingdom statutory restrictions, on a monthly basis for administrative employees of the Partnership based upon the age of the employee. For the years ended December 31, 2008, 2007 and 2006, the Partnership incurred expenses of $0.3 million, $0.3 million and $0.2 million in connection with the UK Plan.

17.	REGULATED ENTITIES

The Partnership has certain entities that are registered broker-dealers which are subject to the minimum net capital requirements of the Securities and Exchange Commission (“SEC”). The Partnership has continuously operated in excess of these requirements. The Partnership also has an entity based in London which is subject to the capital requirements of the U.K. Financial Services Authority. This entity has continuously operated in excess of its regulatory capital requirements.

Certain other U.S. and non-U.S. entities are subject to various securities commodity pool and trader regulations. This includes a number of U.S. entities which are Registered Investment Advisors under the rules and authority of the SEC.

The regulatory capital requirements referred to above may restrict the Partnership’s ability to withdraw capital from its entities. At December 31, 2008, approximately $30.5 million of net assets of consolidated entities may be restricted as to the payment of cash dividends and advances to the Partnership.

18.	RETROSPECTIVE APPLICATION OF CERTAIN ACCOUNTING STANDARDS

These consolidated and combined financial statements have been retrospectively adjusted for the January 1, 2009 adoption of SFAS No. 160 and FSP EITF No. 03-6-1. The Recent Accounting Developments section of Note 2, Summary of Significant Accounting Policies, discusses each of these standards and the impact of adoption on Blackstone’s consolidated and combined financial statements.

Additionally, Blackstone’s Marketable Alternative Asset Management segment has been renamed to Credit and Marketable Alternatives as discussed in Note 14, Segment Reporting. This name better reflects the product mix in this segment. This does not reflect a change to the underlying businesses or how it has been reflected in Blackstone’s results of operations. The presentation herein has been updated for this name change.